UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.
)
Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
M/I Homes, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

4131 Worth Avenue, Suite 500

Columbus, Ohio 43219

April 10, 2026

To Our Shareholders:

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of M/I Homes, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Daylight Time, on Wednesday, May 13, 2026. The Annual Meeting will be held solely by remote communication in a virtual-only format. Shareholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be accessible at www.meetnow.global/MNUWY4Y and shareholders will be able to virtually attend, vote at and submit questions during the Annual Meeting. Shareholders of record at the close of business on March 16, 2026 are entitled to notice of, and to vote at, the Annual Meeting.

Enclosed is a copy of our 2025 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, a notice of the Annual Meeting and a Proxy Statement and proxy card for the Annual Meeting. It is important that your common shares be represented at the Annual Meeting. Please record your vote on the enclosed proxy card and return it promptly in the postage-paid envelope provided or, alternatively, vote your proxy electronically via the Internet or telephonically in accordance with the instructions on your proxy card. For additional information regarding how to virtually attend, vote at and submit questions during the Annual Meeting, please see the “General—Attendance and Participation at the Virtual Annual Meeting” section of the enclosed Proxy Statement.

Thank you for your ongoing support of, and continued interest in, the Company.

Sincerely,

Robert H. Schottenstein,
Chairman, Chief Executive Officer and President

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD

IN THE ENVELOPE PROVIDED OR, ALTERNATIVELY, VOTE YOUR PROXY

ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY.

4131 Worth Avenue, Suite 500

Columbus, Ohio 43219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 13, 2026

To Each Shareholder of M/I Homes, Inc.:

Notice is hereby given that the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of M/I Homes, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Daylight Time, on Wednesday, May 13, 2026, solely by remote communication in a virtual-only format for the following purposes:

1)	To elect three directors to serve until the Company’s 2029 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2)	To consider and vote upon a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers;

3)	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026; and

4)	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The Company is holding the Annual Meeting solely by remote communication in a virtual-only format and shareholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be accessible at www.meetnow.global/MNUWY4Y. Only shareholders of record at the close of business on March 16, 2026 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. You may virtually attend, vote at and submit questions during the Annual Meeting by joining as a shareholder and following the instructions available on the meeting website. Shareholders should refer to the Rules of Conduct that will be posted on the meeting website. You may also join the Annual Meeting as a guest. Participants who join the Annual Meeting as a guest will not have the ability to vote or submit questions during the Annual Meeting.

To attend and participate in the Annual Meeting as a shareholder, you must enter your control number and follow the instructions for voting and submitting questions available on the meeting website. You can find or obtain your control number as follows:

•

Shareholder of Record. If you are a registered shareholder (i.e., your common shares are registered directly in your name with our transfer agent, Computershare), your control number can be found on the enclosed proxy card.

•

Beneficial Owner of Shares in Street Name. If you are a street name shareholder who holds your common shares through an intermediary, such as a broker, bank or other nominee, you must obtain a control number in advance to vote during the Annual Meeting. To obtain a control number, you must submit proof of your legal proxy issued by your broker, bank or other nominee by sending a copy of your legal proxy, along with your name and email address, to Computershare via email at legalproxy@computershare.com. Requests for a control number must be labeled as “Legal Proxy” and must be received by Computershare no later than 5:00 p.m., Eastern Daylight Time, on May 8, 2026. Street name shareholders who timely submit proof of their legal proxy will receive a confirmation email from Computershare that includes their control number.

It is important that your common shares be represented at the Annual Meeting. Whether or not you intend to virtually attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided or, alternatively, vote your proxy electronically via the Internet or telephonically in accordance with the instructions on your proxy card.

By Order of the Board of Directors,

Susan E. Krohne,
Secretary

April 10, 2026

THE COMPANY’S NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, PROXY STATEMENT, FORM OF PROXY AND 2025 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE ONLINE AT WWW.EDOCUMENTVIEW.COM/MHO.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2026.

For additional information regarding how to virtually attend, vote at and submit questions during the Annual Meeting, please contact our Investor Relations department at (614) 418-8225 or investorrelations@mihomes.com.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

Instead of receiving paper copies of our future proxy statements, proxy cards and annual reports to shareholders in the mail, shareholders may elect to receive such documents electronically via e-mail or the Internet. Receiving your proxy materials electronically saves us the cost of printing and mailing documents to you and reduces the environmental impact of our shareholder communications. Shareholders may sign up to receive or access future shareholder communications electronically as follows:

•	Shareholders of Record. If you are a registered shareholder, you may consent to electronic delivery when voting for the Annual Meeting on the Internet at www.envisionreports.com/MHO.

•

Beneficial Owner of Shares in Street Name. If your common shares are not registered in your name, review the information provided to you by your broker, bank or other nominee or contact your broker, bank or other nominee for information on electronic delivery service.

4131 Worth Avenue, Suite 500

Columbus, Ohio 43219

PROXY STATEMENT

for the

2026 Annual Meeting of Shareholders

To Be Held May 13, 2026

GENERAL INFORMATION

Time, Place and Purposes of Meeting

The 2026 Annual Meeting of Shareholders of M/I Homes, Inc. (the “Annual Meeting”) will be held on Wednesday, May 13, 2026 at 9:00 a.m., Eastern Daylight Time, solely by remote communication in a virtual-only format. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is attached. All references in this Proxy Statement to “M/I Homes,” the “Company,” “we,” “our” or “us” refer to M/I Homes, Inc.

Solicitation of Proxies

This Proxy Statement and the accompanying form of proxy are first being sent on or about April 10, 2026 to holders of the Company’s common shares, par value $.01 per share (the “Common Shares”), as of the close of business on March 16, 2026 (the “Record Date”). This Proxy Statement is furnished in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting and any adjournment thereof. The Company’s 2025 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”), is being sent together with this Proxy Statement.

Attendance and Participation at the Virtual Annual Meeting

The Company is holding the Annual Meeting solely by remote communication in a virtual-only format and shareholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be accessible at www.meetnow.global/MNUWY4Y. You may virtually attend, vote at and submit questions during the Annual Meeting by joining as a shareholder and following the instructions available on the meeting website. Shareholders should refer to the Rules of Conduct that will be posted on the meeting website. You may also join the Annual Meeting as a guest. Participants who join the Annual Meeting as a guest will not have the ability to vote or submit questions during the Annual Meeting.

To attend and participate in the Annual Meeting as a shareholder, you must enter your control number and follow the instructions for voting and submitting questions available on the meeting website. You can find or obtain your control number as follows:

•

Shareholder of Record. If you are a registered shareholder (i.e., your Common Shares are registered directly in your name with our transfer agent, Computershare), your control number can be found on the enclosed proxy card.

•

Beneficial Owner of Shares in Street Name. If you are a street name shareholder who holds your Common Shares through an intermediary, such as a broker, bank or other nominee, you must obtain a control number in advance to vote during the Annual Meeting. To obtain a control number, you must submit proof of your legal proxy issued by your broker, bank or other nominee by sending a copy of your legal proxy, along with your name and email address, to Computershare via email at legalproxy@computershare.com. Requests for a control number must be labeled as “Legal Proxy” and must be received by Computershare no later than 5:00 p.m., Eastern Daylight Time, on May 8, 2026. Street name shareholders who timely submit proof of their legal proxy will receive a confirmation email from Computershare that includes their control number.

The virtual meeting platform is fully supported across MS Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of the applicable software and plugins. Please note that Internet Explorer is no longer supported. We encourage you to access the Annual Meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416.

Outstanding Shares and Quorum Requirements

There were 25,590,109 Common Shares outstanding on the Record Date. The Common Shares represent our only class of voting securities entitled to vote at the Annual Meeting. Each Common Share outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to a shareholder vote at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding Common Shares on the Record Date. Common Shares represented by proxies properly executed and returned to the Company prior to the Annual Meeting or represented by proxies properly and timely submitted electronically via the Internet or telephonically will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked “Abstain” (on any or all applicable proposals) or “Withheld” (from any or all director nominees) or are not marked at all. No appraisal or dissenters’ rights exist under applicable law or our governing documents in connection with any of the proposals to be voted on at the Annual Meeting.

Voting by Proxy

A proxy card for use at the Annual Meeting is enclosed. You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning to the Company, prior to the Annual Meeting, the enclosed proxy card in the envelope provided. Alternatively, shareholders holding Common Shares registered directly with our transfer agent, Computershare, may vote their proxies electronically via the Internet or telephonically by following the instructions on their proxy cards. The deadline for voting electronically via the Internet or telephonically is 1:00 a.m., Eastern Daylight Time, on May 13, 2026. There are no fees or charges associated with voting electronically via the Internet or telephonically, other than fees or charges, if any, that shareholders may pay for access to the Internet and for telephone service. Beneficial owners of Common Shares held in “street name” by a broker, bank or other nominee may also be eligible to vote their proxies electronically via the Internet or telephonically. Beneficial owners should review the information provided to them by their broker, bank or other nominee. This information will set forth the procedures beneficial owners must follow in instructing their broker, bank or other nominee how to vote the Common Shares held in “street name” and how to revoke previously given instructions.

Broker/dealers who hold Common Shares for beneficial owners in “street name” may, under the applicable rules (the “NYSE Rules”) of the New York Stock Exchange (the “NYSE”), sign and submit proxies for such Common Shares and may vote such Common Shares on “routine” matters, such as the ratification of the appointment of auditors, but broker/dealers may not vote such Common Shares on “non-routine” matters, such as the election of directors and the advisory vote on executive compensation, without specific instructions from the beneficial owner of such Common Shares. Proxies that are signed and submitted by broker/dealers that have not been voted on “non-routine” matters, as described in the previous sentence, are referred to as “broker non-votes.”

For information regarding the rights of and procedures for record and beneficial owners of Common Shares to virtually attend, vote at and submit questions during the Annual Meeting, see “General—Attendance and Participation at the Virtual Annual Meeting.”

Revocation of Proxies

A record holder may revoke its proxy by (1) filing a written notice with the Company prior to the Annual Meeting revoking the proxy, (2) duly executing and returning to the Company prior to the Annual Meeting a proxy card bearing a later date, (3) properly and timely casting a new vote electronically via the Internet or telephonically or (4) virtually attending the Annual Meeting and voting. Virtually attending the Annual Meeting without voting your Common Shares will not revoke a previously delivered proxy. Beneficial owners of Common Shares held in “street name” should follow the instructions provided by their broker, bank or other nominee to revoke a previously delivered proxy. Subject to such revocation and except as otherwise stated in this Proxy Statement or in the form of proxy, all proxies properly executed that are received prior to the Annual Meeting and all proxies properly and timely voted electronically via the Internet or telephonically will be voted in accordance with the instructions contained therein. If no instructions are given, proxies (excluding broker non-votes) will be voted FOR the election of the director nominees identified in Proposal No. 1, FOR the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (Proposal No. 2), FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026 (Proposal No. 3) and at the discretion of the proxy holders on all other matters that may properly be brought before the Annual Meeting or any adjournment thereof.

Proposal No. 1

ELECTION OF DIRECTORS

In accordance with the Company’s Amended and Restated Regulations (as amended, the “Regulations”), the Board is currently comprised of nine directors, divided into three classes with staggered three-year terms.

On February 27, 2026, Norman L. Traeger, a current director, informed the Board of his intention to retire from the Board upon the expiration of his term at the Annual Meeting and not stand for re-election at the Annual Meeting. Any unvested equity awards held by Mr. Traeger will vest in accordance with their terms on the date of the Annual Meeting. The Company’s Chief Executive Officer recommended Eugene D. Smith to the Nominating and Governance Committee to serve on the Board as Mr. Traeger’s successor. The Nominating and Governance Committee, after reviewing Mr. Smith’s qualifications and experience and the Board’s needs and determining his independence under the applicable rules of the Securities and Exchange Commission (the “SEC Rules”) and NYSE Rules, recommended that Mr. Smith be nominated to the Board. In accordance with the Company’s Corporate Governance Guidelines, the Board has nominated Eugene D. Smith as Mr. Traeger’s successor based on his qualifications and experience as described in his biography below.

A class of three directors is to be elected at the Annual Meeting. The Board has nominated the persons set forth in the table below for election as directors of the Company at the Annual Meeting. The three nominees receiving the greatest number of votes cast will be elected to serve until the Company’s 2029 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Withheld votes with respect to any nominee (or all of the nominees) and broker non-votes will be counted for purposes of establishing a quorum, but will have no effect on the election of such nominee(s). However, pursuant to the Board’s majority voting policy, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall tender his or her resignation as a director to the Board. See “Information Regarding the Board, its Committees and Corporate Governance—Majority Voting Policy” for more information regarding our majority voting policy.

Unless otherwise specified in your proxy, the Common Shares voted pursuant to your proxy will be voted FOR the election of the director nominees identified below. The Board has no reason to believe that any nominee will not serve as a director if elected at the Annual Meeting. If any nominee becomes unable to serve or for good cause will not serve as a director, the proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee(s) designated by the Board.

Your Board of Directors unanimously recommends a vote FOR each of the director nominees named below.

BOARD OF DIRECTORS

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since
Director Nominees – Term to Expire at 2029 Annual Meeting of Shareholders

Phillip G. Creek	73	Chief Financial Officer of the Company since September 2000, Executive Vice President of the Company since February 2008 and Chief Financial Officer of M/I Financial LLC, a wholly-owned subsidiary of the Company (“M/I Financial”), since September 2000.	2002

		Committee Membership: Executive

Mr. Creek has served in various management positions with the Company since 1993 and has worked in the homebuilding industry for over 40 years. Mr. Creek has extensive experience in finance, accounting, strategic planning, homebuilding operations, investor relations and capital markets and provides the Board with valuable knowledge of the homebuilding industry and the Company’s operations.

Eugene D. Smith*	70

President of Gene Smith Consulting, LLC, a provider of leadership training services with a particular focus on assisting athletic conference commissioners, athletic directors and coaches in the collegiate environment, since 2024. Mr. Smith served as Senior Vice President and Director of Athletics at The Ohio State University from April 2005 until his retirement in June 2024. Mr. Smith also served as the Director of Athletics at Arizona State University from 2000 to 2005, at Iowa State University from 1993 to 2000 and at Eastern Michigan University from 1986 to 1993. Mr. Smith currently serves as a director and a member of the Human Capital and Compensation Committee and Corporate Governance and Sustainability Committee of Under Armour, Inc. Mr. Smith is also a member of the Board of Directors of the Big Ten Network, Arizona Sports Foundation, National Football Foundation and National Coalition of Minority Football Coaches.

			N/A

		Committee Membership: None

As the former leader of one of the largest and most successful athletic departments in the country for almost two decades, Mr. Smith provides the Board with extensive leadership, management and innovation experience and expertise in risk management, strategic planning, project management and public relations.

Bruce A. Soll*	68

Counselor for Soll Advisors, LLC, a provider of advisory services to the boards of directors of public companies and non-profit organizations, since 2021. Mr. Soll served as Counselor to Limited, Inc. and its successor entities from 1991 through 2020. During the 1980s and early 1990s, he served as Counselor to the United States Secretary of Commerce and counsel to a number of government and non-government organizations. Mr. Soll currently serves on the boards of Nationwide Children’s Hospital, Claremont McKenna College, The Robert F. Wolfe & Edgar T. Wolfe Foundation and the Wexner Center for the Arts and previously served on the boards of Alliance Data Systems Corporation and The Columbus Foundation. He is a member of the State Bar of California. In June 2023, Mr. Soll was appointed as the Company’s Lead Independent Director.

			2022

		Committee Membership: Executive

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since

Mr. Soll has more than 30 years of experience providing counsel to executive officers and boards of directors of public companies and government and non-government organizations. Mr. Soll provides the Board with significant public company, risk management, corporate governance, strategic planning and legal and regulatory experience and expertise.

Directors – Term to Expire at 2027 Annual Meeting of Shareholders

Michael P. Glimcher*	58

CEO and Partner of Four Front Realty Partners, a retail real estate investment firm, since August 2025. Mr. Glimcher served as Managing Director and CEO, Retail Strategies of BGO, a leading global real estate investment management advisory firm and provider of real estate services and as President, CEO and Director of IREIT by BGO, a real estate investment trust focused on industrial warehouse and logistics properties, from June 2022 until December 2024. Mr. Glimcher previously served as Chairman, President and Chief Executive Officer of Donahue Schriber Realty Group, a private real estate investment trust, from November 2020 until its sale in March 2022. Mr. Glimcher served as Chief Executive Officer of Starwood Retail Partners, LLC, a developer and operator of retail malls and shopping centers, from September 2017 until October 2020; Principal of Glimcher Legacy from June 2016 until September 2017; Vice Chairman and Chief Executive Officer of WP Glimcher, a publicly-traded real estate investment trust formed through the merger of Washington Prime Group, Inc. and Glimcher Realty Trust, from January 2015 until June 2016; Chairman of Glimcher Realty Trust, a publicly-traded real estate investment trust, from September 2007 until January 2015; and Chief Executive Officer of Glimcher Realty Trust from January 2005 until January 2015. Mr. Glimcher is a member and past Trustee of Innovating Commerce Serving Communities and also a member of the Institute for Portfolio Alternatives and the Alternative & Direct Investment Securities Association.

			2013

		Committee Membership: Audit; Compensation (Chairman)

As a former Managing Director and CEO of a global real estate investment management advisory firm and President and CEO of a real estate investment trust, and as a former Chairman, President and Chief Executive Officer of a private real estate investment trust specializing in development, acquisition, leasing, marketing and asset management in the western United States, Mr. Glimcher brings the Board management, leadership, public company, risk management, corporate governance, real estate development, investment and construction experience.

Elizabeth K. Ingram*	55	Chair of the Board of Directors of White Castle System, Inc., a restaurant chain with approximately 350 locations and a manufacturing business that sells products to retailers in all 50 states, since 2021, and Chief Executive Officer of White Castle System, Inc. since 2016. Ms. Ingram currently serves as a director of Texas Roadhouse, Inc. Ms. Ingram also currently serves as the Chair of the Board of Directors of OhioHealth and as a trustee of the Governing Committee of The Columbus Foundation.	2019

		Committee Membership: Audit (Chairperson); Compensation

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since

As the Chair of the Board and Chief Executive Officer of a restaurant chain and manufacturing business with extensive operations across the United States, Ms. Ingram provides the Board with diverse and valuable experience in numerous areas, including management, leadership, risk management, sales, marketing, customer service and strategic planning.

Kumi D. Walker*	48

Co-Founder and Chief Executive Officer of Unbane Inc., a voice-first platform for construction. Mr. Walker served as the managing partner of Embedded Services, a business consulting services provider, from 2022 until 2025, as the Chief Business Development & Strategy Officer of Root Insurance, Inc., a publicly-traded technology company which offers personal automobile insurance, from January 2018 until October 2021 and as General Manager of Live Video and Global Head of Platform Business Development for Twitter, a publicly-traded social networking service, from 2014 until January 2018. He currently serves on the Board of Directors of Equipt Women and ORLI Foundation.

			2020

		Committee Membership: Audit; Nominating and Governance

As an experienced c-level technologist, advisor and investor and the former Chief Business Development & Strategy Officer of a publicly-traded company, Mr. Walker provides the Board with management, leadership, technology, interactive marketing, advertising, business development and strategic planning experience.

Directors – Term to Expire at 2028 Annual Meeting of Shareholders

Nancy J. Kramer*	70

Founder and former Chief Executive Officer of Resource/Ammirati, a digitally led creative agency established in 1981 with Apple as its first client. Recognized by Advertising Age as one of the “100 Most Influential Women in Advertising History,” Ms. Kramer has spent a lifetime as an entrepreneur in marketing and technology. IBM acquired her business in 2016, the only female-owned business to have achieved this milestone. Today, as an IBM Senior Leader, Kramer focuses on C-Suite client relationships and IBM’s cultural transformation. Ms. Kramer currently serves as a director and a member of the Nominating and Governance Committee and Strategy Committee of Root Insurance, Inc.

			2015

		Committee Membership: Audit; Nominating and Governance

Ms. Kramer has more than 35 years of experience in the technology, marketing and advertising industries. Her extensive experience provides the Board with valuable expertise in digital technology transformation, interactive marketing and advertising.

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since

Yvette McGee Brown*	65

Partner of Jones Day, a global law firm, since 2013. Ms. McGee Brown is a Partner in the Business and Tort Litigation practice and the Global Partner-in-Charge, Inclusion, and Advancement. She served as a Justice on the Ohio Supreme Court from 2011 through 2012 and as a Franklin County Common Pleas Court Judge from 1993 until 2002. Ms. McGee Brown currently serves as a director of Encova Mutual Insurance Group where she is the Chair of the Governance Committee, vice-chair of the Audit Committee and a member of the Technology Committee and Executive Committee. Ms. McGee Brown also serves as a director and Chair of the Audit Committee of The Jeffrey Company. She previously served as a director of the Company from 2006 until 2010.

			2025

		Committee Membership: Compensation; Nominating and Governance

Ms. McGee Brown has considerable experience navigating high-profile and sensitive matters, including those involving public corruption, discrimination, regulatory enforcement and constitutional challenges. Her experience serving on the Technology Committee of Encova Mutual Insurance Group has provided her with experience addressing various cybersecurity matters, including oversight of cybersecurity audits. Her extensive experience provides the Board with valuable expertise in legal and regulatory compliance, media relations, fiscal management and diversity initiatives.

Robert H. Schottenstein	73

Chairman of the Company since March 2004, Chief Executive Officer of the Company since January 2004 and President of the Company since May 1996. Mr. Schottenstein currently serves as a director of Installed Building Products, Inc. Mr. Schottenstein also currently serves on the Board of The Ohio State University Wexner Medical Center, The Ohio State University Foundation, the Jewish Federations of North America and Pelotonia and is a member of the Columbus Partnership. In addition, he serves on the Executive Committee of The Harvard University Joint Center for Housing. He served as a Trustee of The Ohio State University from 2005 until 2014 and as the Chair of the Board of Trustees from 2012 until 2014.

			1993

		Committee Membership: Executive (Chairman)

Mr. Schottenstein’s day-to-day leadership as Chief Executive Officer of the Company, more than 30 years of service with the Company in various roles spanning production, sales and land acquisition/disposition and development, family relationship (he is the son of one of the founders of the Company) and previous experience as a real estate attorney provides the Board with extensive knowledge of our operations, business, industry and history and management, leadership and strategic planning experience.

*	Independent director under the NYSE Rules.

INFORMATION REGARDING THE BOARD, ITS COMMITTEES AND CORPORATE GOVERNANCE

Qualifications and Nomination of Directors

The Nominating and Governance Committee of the Board is responsible for providing oversight on the broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board. The Board, taking into account the recommendations of the Nominating and Governance Committee, selects the nominees for election as directors at the annual meeting of shareholders.

When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials and does not have any specific eligibility requirements that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee considers those factors it deems appropriate, in light of the then-current needs of the Board, including: independence; judgment; character, ethics and integrity; diversity; and business or other relevant experience, skills and knowledge useful to the oversight of the Company’s business, including experience with businesses and organizations of comparable size or scope, experience as an executive of, or advisor to, a publicly traded or private company, experience, skills and knowledge relative to other directors, and specialized experience, skills or knowledge. The Nominating and Governance Committee does, however, believe that all directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to the Board and no conflict of interest that would interfere with performance.

The Nominating and Governance Committee at least annually reviews the composition of the Board. The Nominating and Governance Committee believes that diversity is an important attribute of a well-functioning board and considers diversity of gender, race, ethnicity, education, experience, viewpoints, backgrounds and skills when identifying director nominees. The Nominating and Governance Committee does not, however, assign a specific weight to any particular factor and, depending upon the then-current needs of the Board, may weigh certain factors more or less heavily. The Board and the Nominating and Governance Committee are committed to using refreshment opportunities to consider gender and racially/ethnically diverse director candidates. To reflect and implement our commitment, in February 2021, the Board adopted a policy (which is set forth in the Nominating and Governance Committee Charter) that requires the Nominating and Governance Committee to take reasonable steps to ensure that female and minority candidates are considered for the pool of candidates from which new director nominees are chosen. The Nominating and Governance Committee complied with this requirement in connection with the nomination of Eugene D. Smith to serve as a director. The Nominating and Governance Committee assesses its effectiveness in achieving Board diversity when reviewing the composition of the Board. As part of its annual review of Board composition, the Nominating and Governance Committee also considers director tenure. The Nominating and Governance Committee recognizes the benefits of directors with longer tenures (including board stability, institutional knowledge and experience with the cyclical nature of the homebuilding industry) as well as the benefits of directors with shorter tenures (fresh perspectives and viewpoints) and seeks to find an appropriate balance.

In addition to the directors’ varied backgrounds, skills, experience and expertise described in their biographies, the Board is also diverse in terms of gender, race and tenure. Of our nine continuing directors and director nominees (seven of whom are non-employees), five are women or racially diverse, including three women and three racially diverse directors. In terms of Board tenure, five of our continuing directors and nominees have served for less than 10 years and four have served for more than 10 years.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who has made the recommendation. Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by giving written notice of the recommendation to M/I Homes, Inc., 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, c/o Secretary. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation or employment, as well as a description of the candidate’s qualifications, and a written statement from the candidate consenting to serve as a director, if so nominated and elected. In addition, shareholders who wish to nominate one or more persons for election as a director at the annual meeting of shareholders may do so, provided they comply with the nomination procedures set forth in our Regulations. To nominate one or more persons for election as a director at an annual meeting, our Regulations require that a shareholder give written notice of such shareholder’s intent to make such nomination(s) by personal delivery or by United States mail, postage pre-paid, to M/I Homes, Inc., 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, c/o Secretary, not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting (or, if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting or, in the case of a special meeting, within seven days after the date the Company mails or otherwise gives notice of the date of the meeting). Such notice must set forth: (1) the name and address of the shareholder intending to make the nomination and the person(s) to be nominated; (2) a representation that the shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) is to be made by the shareholder; (4) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (5) the consent of each nominee to serve as a director, if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Pursuant to its written charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. No such consultant or search firm has been used to date.

Director Independence

The Board has determined that seven of its nine current members (Yvette McGee Brown, Michael P. Glimcher, Elizabeth K. Ingram, Nancy J. Kramer, Bruce A. Soll, Norman L. Traeger and Kumi D. Walker) and its new director nominee (Eugene D. Smith) qualify as independent under the applicable SEC Rules and NYSE Rules. Prior to his retirement at the 2025 Annual Meeting of Shareholders, the Board determined Friedrich K.M. Böhm qualified as independent under the applicable SEC Rules and NYSE Rules.

When determining whether a director or director nominee qualifies as independent, the Board, in accordance with the applicable SEC Rules and NYSE Rules, broadly considers all relevant facts and circumstances to determine whether the director or director nominee has any material relationship with the Company, either directly or indirectly (as a partner, shareholder or officer of an organization that has a relationship with the Company), other than serving as one of our directors.

Pursuant to our Corporate Governance Guidelines, each independent director is required to notify the Chairman of the Board, as soon as practicable, in the event the director’s circumstances change in a manner that may affect the Board’s evaluation of his or her independence.

Board Committees

During 2025, the Board had four standing committees: the Audit Committee; the Compensation Committee; the Nominating and Governance Committee; and the Executive Committee. In accordance with the SEC Rules and the NYSE Rules, each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee has its own written charter, which is available on the Company’s website at www.mihomes.com under the “Investors” heading. Information on our website, including the committee charters, is not incorporated by reference in or otherwise considered a part of this Proxy Statement. Each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee annually reviews and assesses the adequacy of its respective charter and recommends changes to the Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

Audit Committee. The primary purpose of the Audit Committee is to assist the Board in its oversight of: (1) the integrity of the Company’s consolidated financial statements and internal control over financial reporting; (2) the Company’s compliance with legal and regulatory requirements; (3) the Company’s independent registered public accounting firm’s qualifications, independence and performance; and (4) the performance of the Company’s internal audit function.

The Audit Committee charter sets forth the specific responsibilities and duties of the Audit Committee, which include:

•	reviewing and discussing the overall scope of the independent registered public accounting firm’s annual audit plans, including staffing, professional services, audit procedures and fees;

•	reviewing and discussing the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements;

•	reviewing and discussing the Company’s quarterly financial statements and annual audited financial statements and related disclosures;

•	discussing the assessments of the adequacy and effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting;

•	discussing the guidelines and policies used by management to govern the process by which risk assessment and risk management is undertaken, paying particular attention to financial risk exposures;

•	monitoring and reporting to the Board concerning the independence, qualifications and performance of the independent registered public accounting firm;

•	reviewing and pre-approving all audit services and permitted non-audit services to be performed for the Company or its subsidiaries;

•	reviewing the internal auditors’ annual audit plans and reviewing reports concerning the results of internal audits;

•	reviewing and discussing with the internal auditors their assessments of the Company’s risk management processes and system of internal control;

•	establishing procedures for the confidential submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

•	engaging the independent registered public accounting firm; and

•

reviewing any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent registered public accounting firm or the performance of the internal audit function.

Each member of the Audit Committee qualifies as independent and is financially literate under the applicable SEC Rules and NYSE Rules. The Board has determined that Elizabeth K. Ingram, the Chair of the Audit Committee, qualifies as an audit committee financial expert as defined by applicable SEC Rules. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee met eight times during 2025. The Audit Committee also met eight times during 2025 with the Company’s senior financial management, including the internal auditors, and the Company’s independent registered public accounting firm, and discussed the Company’s interim and fiscal year financial information prior to public release. The Audit Committee’s report relating to 2025 is set forth in “Audit Committee Matters—Audit Committee Report.”

Compensation Committee. The primary purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to the compensation to be provided to the executive officers and directors of the Company.

The Compensation Committee charter sets forth the specific responsibilities and duties of the Compensation Committee, which include:

•	establishing the Company’s executive compensation philosophy, objectives and policies;

•	reviewing, approving and determining the amount and form of compensation for the executive officers;

•	reviewing and making recommendations to the Board regarding the amount and form of non-employee director compensation;

•	reviewing and making recommendations to the Board concerning, and administering, the Company’s cash incentive and equity-based compensation plans;

•	reviewing and discussing with the Board the Company’s organizational structure and plans for management succession;

•

reviewing and discussing with management the Compensation Discussion and Analysis section of the proxy statement and recommending to the Board whether to include such Compensation Discussion and Analysis section in the proxy statement;

•

reviewing and discussing with management the information required to be included in the proxy statement reflecting the relationship between executive compensation actually paid and the Company’s financial performance and recommending to the Board whether such disclosure should be included the proxy statement; and

•	preparing a report on executive officer compensation for inclusion in the proxy statement.

Additionally, the Compensation Committee is responsible for periodically reviewing the Company’s programs, policies, practices and strategies concerning human capital management.

Our human resources department supports the Compensation Committee, and the Compensation Committee from time-to-time delegates to the human resources department its authority to fulfill certain administrative functions. The Compensation Committee has the sole authority under its charter to retain, terminate and approve the fees and terms of retention of any compensation consultant, legal counsel or other advisor it deems necessary to assist in the performance of its duties, but only after taking into consideration all factors relevant to such consultant’s, counsel’s or advisor’s independence from management, including any factors specified in the NYSE Rules. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other advisor that it retains.

Each member of the Compensation Committee qualifies as independent under the applicable NYSE Rules and SEC Rules. The Compensation Committee met five times during 2025. The Compensation Committee’s report relating to 2025 is set forth in “Compensation Committee Report.” See “Compensation Discussion and Analysis” for more information concerning the activities of the Compensation Committee with respect to 2025, including the Compensation Committee’s engagement of Willis Towers Watson US LLC (“WTW”), an independent outside consulting firm, to assist the Compensation Committee in the design of the Company’s 2025 executive compensation program.

Nominating and Governance Committee. The primary purpose of the Nominating and Governance Committee is to assist the Board on the broad range of issues surrounding the composition and operation of the Board.

The Nominating and Governance Committee charter sets forth the specific responsibilities and duties of the Nominating and Governance Committee, which include:

•	identifying individuals qualified to become directors;

•	recommending to the Board director nominees for the next annual meeting of shareholders;

•	evaluating and making recommendations to the Board concerning the number, organization, functions and composition of Board committees;

•	reviewing our Corporate Governance Guidelines and recommending changes to the Board, as appropriate;

•	reviewing the Company’s policies and practices concerning corporate social responsibility; and

•	leading the Board in an annual self-evaluation process.

Each member of the Nominating and Governance Committee qualifies as independent under the applicable NYSE Rules. The Nominating and Governance Committee met four times during 2025.

Executive Committee. When the Board is not in session, the Executive Committee may exercise those powers and carry out those duties of the Board which may lawfully be delegated by the Board. During 2025, the Executive Committee did not hold any formal meetings.

During 2025, the Board held four meetings, and each director attended at least 75% of the total number of meetings of the Board and the committees on which he or she served (in each case, held during the period such director served) other than Mr. Böhm who retired from the Board upon the expiration of his term at the 2025 Annual Meeting of Shareholders.

Corporate Governance Guidelines

In accordance with NYSE Rules, the Board operates pursuant to written Corporate Governance Guidelines which are intended to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to corporate governance. The Board, with the assistance of the Nominating and Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they comply with all applicable requirements. The Corporate Governance Guidelines are available on the Company’s website at www.mihomes.com under the “Investors” heading. Information on our website, including the Corporate Governance Guidelines, is not incorporated by reference in or otherwise considered a part of this Proxy Statement.

Majority Voting Policy

Our Corporate Governance Guidelines include a majority voting policy that applies in uncontested elections of directors (i.e., an election of directors in which the number of nominees for director does not exceed the number of directors to be elected). Under this policy, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must tender his or her resignation as a director to the Board promptly following the certification of the election results. The Nominating and Governance Committee will consider each resignation tendered under the policy and recommend to the Board whether to accept or reject the resignation. The Board will act on each tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, within 90 days following the certification of the election results. The Nominating and Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that they deem relevant or appropriate. The Board will promptly publicly disclose its decision whether to accept or reject such tendered resignation and, if rejected, the reasons for rejecting the tendered resignation.

Any director who tenders his or her resignation may not participate in the Nominating and Governance Committee recommendation or Board action regarding whether to accept or reject the tendered resignation. If a majority of the members of the Nominating and Governance Committee receives a majority withheld vote in the same election, then the Board will appoint a committee comprised solely of independent directors who did not receive a majority withheld vote in that election to consider each tendered resignation and recommend to the Board whether to accept or reject it.

If a director’s tendered resignation is rejected by the Board, the director will continue to serve for the remainder of his or her term and until his or her successor is duly elected and qualified or his or her earlier death, resignation or removal. If a director’s tendered resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the number of directors comprising the Board, in each case pursuant to the provisions of, and to the extent permitted by, our Regulations and applicable law.

Neither abstentions nor broker non-votes will be deemed votes “for” or “withheld” from a director’s election and will have no effect in determining whether a majority withheld vote has occurred.

Board Leadership Structure

The Company does not have a fixed policy regarding whether the offices of Chairman of the Board and Chief Executive Officer should be vested in the same person or two different people. The Board has determined that the combined role of Chairman and Chief Executive Officer, as supplemented by our Lead Independent Director (as discussed below), is the most effective leadership structure for us at the present time. The Board believes that our Chief Executive Officer is best qualified to serve as Chairman because, as the officer ultimately responsible for our operations and performance, he has an in-depth knowledge of our business, operations, risks and industry and is uniquely positioned to effectively identify and lead discussions concerning our strategic priorities. The Board further believes that the combined role promotes the development and execution of our business strategy, provides a clear leadership structure for our management team and facilitates the flow of information between management and the Board. In addition, the Board believes that our current Chief Executive Officer’s family relationship (he is the son of one of our founders) and more than 30 years of service with us in various roles spanning production, sales and land acquisition/disposition and development further qualify him to serve as Chairman.

Lead Independent Director. To supplement our leadership structure, the Board created a Lead Independent Director position, which has been held by Bruce A. Soll since May 2023. Mr. Soll’s extensive experience advising boards of directors and public companies and serving on boards of directors enable him to significantly contribute to the Board’s oversight of legal, operational and strategic risk. The Lead Independent Director serves at the discretion of, and is annually elected by, our independent directors. The Lead Independent Director has the following duties and responsibilities:

•	review with the Chairman and approve the agenda for meetings of the Board;

•	review with the Chairman and approve the schedule for meetings of the Board to ensure there is sufficient time for discussion of all agenda items;

•	review with the Chairman and approve information provided to the Board;

•	call executive sessions or meetings of the independent or non-management directors, as he or she deems necessary or appropriate, and preside at all such executive sessions or meetings;

•	preside at all meetings of the Board at which the Chairman is not present;

•	meet separately with the Chairman after executive sessions of the independent or non-management directors to review matters considered during such sessions;

•	serve as the liaison between the Chairman and the independent directors;

•	be available for consultation and direct communication with our shareholders and other stakeholders; and

•	perform such other duties as the Board may from time to time delegate.

The Lead Independent Director and the Board periodically review our Board leadership structure and retain the authority to modify the structure and design of our Board leadership structure, as and when they deem appropriate.

Board’s Role in Risk Oversight

The Board has oversight responsibility for our risk management program. Management is responsible for identifying and managing risk and reports to the Board (or the applicable committee) regarding the material risks that have been identified and the significant risks that are emerging, how those risks are being managed and strategies for mitigating those risks. While management reviews and manages risk on a company-wide basis, it focuses on four primary areas: (1) financial risk; (2) legal, compliance and regulatory risk; (3) cybersecurity risk; and (4) operational (including the risks to our business from climate change) and strategic risk (including risk related to management of our capital structure and balance sheet). The Board carries out its risk oversight responsibility directly and through its committees. The full Board directly oversees and reviews operational and strategic risk instead of allocating oversight for these risks to a Board committee as a result of the experience of various Board members in these areas that are not represented on any single committee. The Board receives regular reports from the committee chairs regarding risk oversight in the committees’ respective areas of responsibility. In 2025, the Board devoted particular attention to macroeconomic conditions in the broader U.S. economy, with a focus on persistently high mortgage interest rates that pressured housing affordability, negatively impacted homebuyer sentiment and reduced demand.

The Board directly oversees cybersecurity risks, which includes conducting an annual review of the Company’s cybersecurity risks, management’s actions to identify and detect threats, management’s action plans for response and recovery situations, and review of recent enhancements to the Company’s defenses and strategic cybersecurity roadmap. Our Chief Information Officer and his security management team possess primary responsibility for identifying, assessing, monitoring, and managing our cybersecurity risks. Our Chief Information Officer also leads our Information Security Committee (a taskforce comprised of senior representatives from primary corporate functions, mortgage and title operations, IT infrastructure, IT security, and external security consultants), which is responsible for developing, updating, implementing and maintaining our cybersecurity strategy, policy, standards, architecture and processes. The Company has integrated cybersecurity into its annual risk assessment process. This process identifies critical assets and assesses those assets for potential threats and vulnerabilities, prioritizes risks based on their impact and likelihood, assesses controls to ensure they appropriately mitigate risks and identifies gaps that require additional attention. Gaps identified during this process are typically included in the Information Security Committee’s risk register. The Information Security Committee meets quarterly and continuously monitors and re-evaluates risks through its risk register. Our Chief Information Officer provides annual reports to the Board, and periodic reports to members of senior management, regarding existing and emerging cybersecurity risks and threats, the status of projects intended to strengthen our information security systems, and assessments of our information security program. Our Information Security Committee notifies members of senior management if any cybersecurity incident leads to a breach or loss of any data. These members of senior management are responsible for promptly determining if such an incident is material and notifying our CEO, CFO and our Board of the material incident and the impact that the incident has had, and is expected to have, on the Company’s reputation, results of operations, financial condition, and business strategy. In addition, the Audit Committee receives an annual cybersecurity update, which includes a review of new processes implemented to monitor cybersecurity risks and a summary of any recent threats and the Company’s response to those threats.

The Audit Committee oversees and reviews financial risk (including our internal controls) and legal, compliance and regulatory risk. In carrying out these responsibilities, the Audit Committee, among other things, meets with our independent registered public accounting firm (with and without management present) on a quarterly basis to discuss the firm’s review of our interim financial information and, after our fiscal year end, to discuss the firm’s audit of our annual consolidated financial statements and internal control over financial reporting. The Audit Committee also meets quarterly with our internal auditors and receives an annual risk assessment report from our internal auditors.

The Compensation Committee oversees and reviews risk related to our compensation practices. In connection with its oversight of our executive compensation program, the Compensation Committee reviews and evaluates whether our compensation policies and practices relating to our employees (as well as our executive officers) present a material risk to us. During its review and evaluation, the Compensation Committee focuses on whether any incentives may create excessive risk- taking by our employees (including our executive officers). Based on this review, the Compensation Committee has concluded that our compensation policies and practices for our employees (including our executive officers) do not create risks that are reasonably likely to have a material adverse effect on us. The Compensation Committee also discusses with its independent compensation consultant the risks presented by our compensation policies and practices.

The Nominating and Governance Committee oversees and reviews risk related to the composition and operation of our Board and its committees, including director independence, tenure, diversity and potential conflicts of interest, and policies and practices concerning corporate social responsibility.

Executive Sessions

In accordance with our Corporate Governance Guidelines and the NYSE Rules, our independent directors meet without management or the inside directors at every regularly scheduled Board meeting and at such other times as our Lead Independent Director or a majority of our independent directors deem necessary or appropriate. Our Lead Independent Director chairs each executive session and then meets with the Chairman to review matters considered during such sessions. During 2025, the independent directors held four executive sessions.

Attendance at Annual Shareholder Meetings

The Company does not have a formal policy with respect to attendance by our directors at our annual meetings of shareholders. However, directors are encouraged to attend, and the Board and its committees meet immediately following each annual meeting of shareholders. All of our directors attended the 2025 Annual Meeting of Shareholders.

Communications with the Board of Directors

The Board believes it is important for shareholders and other interested parties to have a process by which to communicate with the Board. Accordingly, shareholders and other interested parties who wish to communicate with the Board or a particular director or group of directors (including the non-management and independent directors) may do so by sending a letter to M/I Homes, Inc., 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, c/o Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder/Interested Party-Board Communication” or “Shareholder/Interested Party-Director Communication.” All such letters must identify the author as a shareholder or other interested party (indicating such interest) and clearly state whether the intended recipients are all members of the Board or certain specified directors. The Secretary will circulate such letters to the entire Board or the specified directors, as appropriate.

Code of Business Conduct and Ethics

The Company’s directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions) must comply with our Code of Business Conduct and Ethics, which meets the applicable SEC Rules and NYSE Rules. The Code of Business Conduct and Ethics is available on the Company’s website at www.mihomes.com under the “Investors” heading or by writing to M/I Homes, Inc., 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, c/o Secretary. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of the Code of Business Conduct and Ethics by posting such information on our website. Information on our website, including the Code of Business Conduct and Ethics, is not incorporated by reference in or otherwise considered a part of this Proxy Statement.

Review, Approval or Ratification of Related Person Transactions

All Related Person Transactions (as defined below) are subject to our written Related Person Transaction Policy. Under this policy, the Audit Committee is responsible for reviewing and approving (or ratifying) all Related Person Transactions.

The Audit Committee will approve (or ratify) a Related Person Transaction only if it determines that it is in the best interests of the Company. No director may participate in the consideration or approval (or ratification) of a Related Person Transaction with respect to which he or she or any of his or her immediate family members is a Related Person. The Audit Committee may, from time to time, delegate its duties under the Related Person Transaction Policy to the Audit Committee Chairman.

To the extent practicable, all Related Person Transactions will be approved in advance. If advance approval is not practicable, or if a Related Person Transaction that has not been pre-approved is brought to the attention of the Audit Committee, the Audit Committee will promptly consider all of the relevant facts and circumstances in its ratification of the transaction. Our directors, executive officers and other members of management are responsible for bringing all proposed Related Person Transactions of which they have knowledge to the attention of the Audit Committee Chairman.

Under our policy, a “Related Person Transaction” is any transaction, including any series of related transactions, arrangement or relationship in which the Company or any of our subsidiaries was or is to be a participant, the amount involved exceeds $120,000 and any Related Person had or will have a direct or indirect material interest. A “Related Person” is any person who is: (1) a director (or nominee for director) or executive officer of the Company; (2) to our knowledge, the beneficial owner of more than 5% of the Common Shares; or (3) any immediate family member of any of the foregoing persons.

During 2025 and the year-to-date period in 2026, the Company has not been a participant in any Related Person Transaction.

Proposal No. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to SEC Rules and our Board policy requiring an annual “say-on-pay” vote, we are asking our shareholders to approve the following non-binding resolution on the compensation of our executive officers identified in the Summary Compensation Table (the “Named Executive Officers”):

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and all related disclosures.

The “Compensation Discussion and Analysis” describes our executive compensation philosophy and objectives, our Named Executive Officers’ 2025 compensation and how and why the Compensation Committee determined the 2025 compensation. As described in the “Compensation Discussion and Analysis,” through a mix of (1) base salary, (2) annual cash performance bonus and (3) long-term equity awards, we seek to (a) attract and retain exceptional executives, (b) motivate our executives, (c) align the interests of our executives and our shareholders and (d) reward performance. We are committed to a pay-for-performance philosophy. As a result, the Compensation Committee generally designs our annual executive compensation program so that a significant portion of each Named Executive Officer’s compensation is at risk or variable and dependent upon our performance. We urge shareholders to read the “Compensation Discussion and Analysis” as well as the Summary Compensation Table and other related compensation tables.

This vote on our executive compensation program is advisory which means that it is not binding on us. However, the Compensation Committee values the opinions of our shareholders. If there is a significant vote against this proposal, the Committee will consider our shareholders’ concerns and evaluate what actions are necessary to address those concerns.

The affirmative vote of holders of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions and broker non-votes will be counted for purposes of establishing a quorum and will have the same effect as a vote against this proposal.

Your Board of Directors unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

Proposal No. 3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Deloitte & Touche LLP served as the Company’s independent registered public accounting firm for 2025. Although action by our shareholders is not required with respect to this matter, we are seeking shareholder ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 as a matter of good corporate governance. A representative of Deloitte & Touche LLP will be present at the Annual Meeting. The representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

The affirmative vote of holders of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP. Abstentions will be counted for purposes of establishing a quorum and will have the same effect as a vote against the proposal. In the event that the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider (but may decide to maintain) its appointment of Deloitte & Touche LLP.

Your Board of Directors unanimously recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

EXECUTIVE OFFICERS AND CERTAIN KEY EMPLOYEES

The executive officers of the Company are Robert H. Schottenstein, Phillip G. Creek and Susan E. Krohne. The executive officers are elected by, and serve at the pleasure of, the Board. Biographical information with respect to Messrs. Schottenstein and Creek is set forth under “Board of Directors.” The following table sets forth biographical information with respect to Ms. Krohne and certain key employees of the Company:

Name	Age	Current Positions with Company/Business Experience	Year Started

Derek J. Klutch	62	Chief Executive Officer of M/I Financial since April 2019 and President of M/I Financial since November 2016.	1993

Susan E. Krohne	54	Senior Vice President, Chief Legal Officer and Secretary since June 2021. From 2003 until June 2021, Ms. Krohne served as Senior Vice President and Chief Legal Counsel of Pedcor Investments, a leading developer and manager of affordable housing.	2021

Fred J. Sikorski	71	Region President since 2006 currently overseeing our Fort Myers/Naples, Tampa, Orlando, Sarasota, Raleigh, Charlotte, Cincinnati and Columbus Divisions.	1998

Thomas W. Jacobs	60	Region President since 2016 currently overseeing our Austin, Dallas, Houston, San Antonio, Chicago, Minneapolis/St. Paul, Indianapolis, Detroit and Nashville Divisions. Prior to January 2016, Mr. Jacobs served in a regional role with Ryland Homes.	2016

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of March 16, 2026, the number and percentage of our outstanding Common Shares beneficially owned by (1) each person who, to the knowledge of the Company, beneficially owns more than five percent (5%) of the outstanding Common Shares, (2) each of the Company’s directors, nominees for director and Named Executive Officers and (3) all of the current directors and executive officers of the Company as a group. Except as set forth in the footnotes to the table, the shareholders have sole voting and dispositive power with respect to such Common Shares:

Name of Beneficial Owner	Number of Common Shares		Percent of Class

Phillip G. Creek	119,513	(1)	*

Michael P. Glimcher	37,319	(1)	*

Elizabeth K. Ingram	21,819	(1)	*

Nancy J. Kramer	30,819	(1)	*

Susan E. Krohne	13,000	(1)	*

Yvette McGee Brown	1,822	(1)	*

Robert H. Schottenstein	600,182	(1)(2)	2.3%

Eugene D. Smith	0		*

Bruce A. Soll	13,427	(1)(3)	*

Norman L. Traeger	58,876	(1)	*

Kumi D. Walker	13,819	(1)	*

All current directors and executive officers as a group (10 persons)	910,596		3.6%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	4,273,466	(4)	16.7%

Donald Smith & Co., Inc. 152 West 57th Street, 29th Floor New York, NY 10019	1,463,340	(5)	5.7%

State Street Corporation One Congress Street, Suite 1 Boston, MA 02114	1,337,188	(6)	5.2%
*	Less than 1.0% of the outstanding Common Shares

(1)

The amounts shown include 113,000, 13,000 and 68,000 Common Shares for Phillip G. Creek, Susan E. Krohne and Robert H. Schottenstein, respectively, which underlie currently exercisable stock options granted pursuant to the 2018 LTIP. The amounts shown also include 31,526 Common Shares held by Norman L. Traeger, 23,500 Common Shares held by Michael P. Glimcher, 17,000 Common Shares held by Nancy J. Kramer, 8,000 Common Shares held by Elizabeth K. Ingram and 2,910 Common Shares held by Kumi D. Walker, in each case, in the form of director stock units issued pursuant to the 2006 Director Plan, the 2009 LTIP or the 2018 LTIP. Under the terms of the 2006 Director Plan, the 2009 LTIP and the 2018 LTIP, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan in the form of director stock units, until such Common Shares are distributed pursuant to the terms of the plan. The amounts shown also include 11,997 Common Shares held by each of Michael P. Glimcher, Elizabeth K. Ingram, Nancy J. Kramer and Norman L. Traeger, 7,714 Common Shares held by Bruce A. Soll and 9,087 Common Shares held by Kumi D. Walker, in each case, in the form of vested director restricted stock units issued pursuant to the 2018 LTIP. In addition, the amounts shown include 1,822 Common Shares held by each of Michael P. Glimcher, Elizabeth K. Ingram, Nancy J. Kramer, Yvette McGee Brown, Bruce A. Soll, Norman L. Traeger and Kumi D. Walker in the form of director restricted stock units issued pursuant to the 2018 LTIP which will vest on May 14, 2026, subject to the applicable director’s continued

service on the Board on such date (except in certain circumstances). Under the terms of the 2018 LTIP, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan in the form of director restricted stock units, until such Common Shares are distributed pursuant to the terms of the plan.

(2)

The amount shown includes 36,500 Common Shares held of record by the Robert H. Schottenstein 2025 Three-Year GRAT, 94,983 Common Shares held of record by the Irving E. Schottenstein No. 2 GST Exempt Trust and 94,604 Common Shares held of record by the Irving E. Schottenstein No. 2 GST Nonexempt Trust. Robert H. Schottenstein is the sole trustee of these trusts, the sole annuitant of the Robert H. Schottenstein 2025 Three-Year GRAT and the sole beneficiary of the Irving E. Schottenstein No. 2 GST Exempt Trust and the Irving E. Schottenstein No. 2 GST Nonexempt Trust and has sole voting and dispositive power with respect to the Common Shares held by these trusts. The amount shown also includes 10,000 Common Shares owned by Mr. Schottenstein’s spouse, as to which Mr. Schottenstein disclaims beneficial ownership, and 296,095 Common Shares directly owned by Mr. Schottenstein.

(3)

The amounts shown include 3,067 Common Shares held by Bruce A. Soll under the terms of the Director Deferred Compensation Plan. Under the terms of the Director Deferred Compensation Plan, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan, until such Common Shares are distributed pursuant to the terms of the plan.

(4)

Based on information set forth in a Schedule 13G/A filed on April 29, 2025 by BlackRock, Inc., on behalf of its subsidiaries BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, and BlackRock Life Limited, and reporting that BlackRock, Inc. has sole voting power with respect to 4,222,521 of such Common Shares and sole dispositive power with respect to all of such Common Shares. According to such Schedule 13G/A, the interest of iShares Core S&P Small-Cap ETF in the Common Shares is more than five percent of the outstanding Common Shares.

(5)

Based on information set forth in a Schedule 13G filed on February 11, 2026 by Donald Smith & Co. Inc. and DSCO Value Fund, L.P., reporting that Donald Smith & Co., Inc. has sole voting power with respect to 1,418,274 of such Common Shares and sole dispositive power with respect to 1,449,874 of such Common Shares and DSCO Value Fund, L.P. has sole voting and dispositive power with respect to 13,466 of such Common Shares.

(6)

Based on information set forth in a Schedule 13G filed on February 9, 2026 by State Street Corporation, on behalf of its subsidiaries SSGA Funds Management, Inc., State Street Global Advisors Asia Limited, State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company and State Street Global Advisors, Ltd., reporting that State Street Corporation has shared voting power with respect to 1,252,862 of such Common Shares and shared dispositive power with respect to all of such Common Shares.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation philosophy and objectives, our Named Executive Officers’ 2025 compensation and how and why the Compensation Committee (the “Committee”) determined that compensation. Our Named Executive Officers for 2025 are:

•	Robert H. Schottenstein, Chairman, Chief Executive Officer and President;

•	Phillip G. Creek, Executive Vice President and Chief Financial Officer; and

•	Susan E. Krohne, Senior Vice President, Chief Legal Officer and Secretary.

Executive Summary

Compensation Objectives. Through a mix of (1) base salary, (2) annual cash performance bonus and (3) long-term equity awards, the Committee seeks to (a) attract and retain exceptional executives, (b) motivate our executives, (c) align the interests of our executives and our shareholders and (d) reward performance.

2025 Goals. In 2024, we achieved record results on a number of fronts, including homes delivered, revenue, net income and shareholders’ equity, despite the headwinds the housing industry faced throughout the year, including elevated mortgage interest rates, inflationary pressures, affordability issues and an uncertain economy. Despite our strong results in 2024, future housing demand remained subject to uncertainty entering 2025 due to various macroeconomic conditions, including labor and material costs and availability, inflation, mortgage interest rates, and the economic concerns of our potential homebuyers. Given the uncertain demand for new homes entering 2025 and our confidence in our position in our markets, we established the following principal goals for 2025: (1) continue achieving strong profitability; (2) increase the number of homes we sell and close in 2025 and position the Company for continued growth in 2026; (3) manage our leverage and overhead spend; and (4) maintain our high levels of customer service and quality and our home readiness scores. A summary of the highlights of our performance in 2025 is set forth in “—2025 Performance.”

2025 Executive Compensation Program. Since 2012, our principal financial goal has been to maximize our profitability, and we designed our executive compensation program in a manner intended to achieve this goal. While the Committee remained focused on continuing to achieve strong profitability when it established our 2025 executive compensation program, the Committee was mindful, at that time, that the record results we achieved on a number of fronts in 2024 may not be representative of future years (including 2025) and that the homebuilding industry faced uncertain economic conditions entering 2025. The Committee designed our 2025 executive compensation program in a manner substantially similar to our 2024 program with the primary changes noted below.

•	Base Salary. The annual base salaries for Mr. Schottenstein, Mr. Creek and Ms. Krohne in 2025 remained at their 2024 levels.

•

Annual Cash Performance Bonus. In 2025, each Named Executive Officer was eligible to earn an annual cash performance bonus based on our pre-tax income from operations, excluding extraordinary items (“Adjusted Pre-Tax Income”). Under the 2025 annual cash performance bonus program and similar to the 2024 program, Mr. Schottenstein, Mr. Creek and Ms. Krohne were eligible to receive a bonus of up to 412%, 275% and 165%, respectively, of their base salaries in 2024. The Committee increased the threshold, target and maximum potential performance bonuses for Ms. Krohne from 36%, 116% and 132%, respectively, of her base salary in 2024 to 45%, 135% and 165%, respectively, of her base salary in 2025 to further incentivize her performance and more closely align her maximum annual cash performance bonus opportunity with the opportunities of similarly-situated executives in our Peer Group. The

Committee increased the target and maximum levels of Adjusted Pre-Tax Income under our 2024 annual cash performance program from $610 million and $650 million, respectively, in 2024 to $625 million and $725 million, respectively, in 2025. In 2025, we achieved Adjusted Pre-Tax Income of approximately $563 million. As a result, Mr. Schottenstein, Mr. Creek and Ms. Krohne earned performance bonuses of $3,506,250, $1,593,750 and $605,625, respectively, which, in each case, represented 94% of his or her target performance bonus opportunity.

•

Long-Term Equity-Based Compensation. In 2025, the Committee awarded Mr. Schottenstein, Mr. Creek and Ms. Krohne 25,073, 12,537 and 3,761 restricted share units (“RSUs”), respectively. The aggregate grant date fair value of the RSUs awarded to the Named Executive Officers in 2025 was approximately the same as the aggregate grant date fair value of the RSUs awarded to the Named Executive Officers in 2024. In 2025, the Committee also awarded Messrs. Schottenstein and Creek a target number of performance share units (“PSUs”) with the underlying Common Shares having approximately the same aggregate grant date market value of the Common Shares underlying the target number of PSUs awarded to them in 2024.

2025 Performance. Our 2025 results were negatively impacted by the headwinds that the housing industry faced throughout the year, including elevated mortgage interest rates, inflationary pressures, affordability issues and an uncertain economy. Highlights of our 2025 performance include:

•	New Contracts. New contracts decreased 4% to 8,199;

•	Revenue. Revenue decreased 2% to $4.4 billion;

•	Net Income. Net income decreased 29% to $403 million;

•	Homes Delivered. Homes delivered decreased 1% to 8,921;

•	Backlog. At December 31, 2025, backlog units decreased 29% to 1,809, backlog sales value decreased 29% to $990 million, and the average sales price in backlog decreased 1% to $547,000;

•	Average Sales Price. The average sales price of homes delivered decreased 1% to $479,000;

•	Balance Sheet. Shareholders’ equity at December 31, 2025 increased 8% to $3.2 billion, an all-time record for the Company; and

•	Land Position. We invested $1.2 billion in land acquisitions and development and our controlled lots decreased 4% to 49,981.

The challenging conditions facing the housing industry softened homebuyer demand and resulted in declines across several financial and operational metrics in 2025 when compared to 2024, including new contracts which decreased 4% compared to 2024 and our annual gross margin percentage which declined 360 basis points to 23.0%. Despite these conditions, we had strong cash flow and liquidity in 2025 and ended the year with low leverage.

2025 Advisory Vote on Executive Compensation

We have a long history of shareholder support for our executive compensation program. Since we first asked our shareholders to approve our executive compensation in 2011, our annual “say-on-pay” vote has received an average of approximately 94% support from our shareholders. At our 2025 Annual Meeting of Shareholders, our shareholders approved the compensation of our Named Executive Officers, with approximately 84% of the votes cast in favor of our “say-on-pay” resolution. The Committee considered the results of the 2025 “say-on-pay” vote as part of its 2026 review of our executive compensation program and did not make any changes to our 2026 executive compensation program as a result of the 2025 vote.

Compensation Philosophy and Objectives

We design our executive compensation program to promote the following philosophy and objectives:

•	Attract and Retain. Compensation should be competitive with the compensation programs of our Peer Group to ensure that we attract and retain exceptional executives.

•	Motivate. Compensation should motivate our executives to perform at the highest level and achieve our financial and strategic goals without encouraging excessive risk-taking.

•	Align Interests. Compensation should align the interests of our executives and our shareholders with the goal of creating long-term shareholder value.

•

Reward Performance. Compensation should depend on, and reward executives on the basis of, individual and Company short- and long-term performance and thereby foster a pay-for-performance culture. As a result, the Committee generally designs our annual executive compensation program so that a significant portion of each executive officer’s potential total compensation is at risk or variable and dependent on our performance (i.e., performance-based). The charts below set forth the percentage of each of Mr. Schottenstein’s, Mr. Creek’s and Ms. Krohne’s 2025 total compensation that was performance-based:

2025 TOTAL COMPENSATION

(from Summary Compensation Table)

Compensation Best Practices

We incorporate a number of best practices into our executive compensation program, including:

•	Independent Compensation Committee. The Committee is comprised solely of independent directors and has the exclusive authority to determine all elements of compensation.

•	Independent Compensation Consultant. The Committee engages an independent compensation consultant to advise on executive compensation matters.

•	Long-Term Vesting. All of our equity-based compensation awards have multi-year vesting periods (five years for stock options and three years for PSUs and RSUs).

•	No Repricing. Our equity compensation plans prohibit repricing stock options without shareholder approval.

•	No Dividends on Unvested Equity Awards. We only pay dividends or dividend equivalents on equity awards when they vest.

•	No Employment Agreements. We do not have an employment agreement with any of our executives.

•	No Pension or Special Retirement Plans. We do not maintain a defined benefit pension plan or any special retirement plans.

•	No Hedging or Pledging. Our Insider Trading Policy prohibits our executives from hedging, pledging or trading in derivatives of our Common Shares.

•

Double Trigger. The change in control agreements that we maintain with Messrs. Schottenstein and Creek will not provide them with cash severance unless both a change in control and a qualifying termination of employment occur.

Role of Executive Officers

At the Committee’s request, our Chief Executive Officer, with the assistance of other members of management, made initial recommendations to the Committee regarding the 2025 executive compensation program. Also at the Committee’s request, the Chief Executive Officer and certain of such other members of management attended the Committee meetings related to the 2025 executive compensation program. The Committee sought this input because of the Chief Executive Officer’s close working relationship with the other Named Executive Officers and to ensure that its decisions aligned with our financial and strategic goals. While the Committee considers this input, it has the exclusive authority to determine all elements of executive compensation and makes all final decisions relating to our executive compensation program.

Role of Independent Compensation Consultant

The Committee engaged WTW to serve as its independent compensation consultant in 2025. WTW’s engagement focused on reviewing: (1) our executive compensation program as a whole, each principal component, the mix of compensation and the competitiveness of such compensation relative to our Peer Group; (2) the dilution and overhang of our equity grants; and (3) our non-employee director compensation program as a whole, each principal component and the competitiveness of such compensation relative to our Peer Group. At the Committee’s request, WTW discussed with management the recommendations that management planned to make to the Committee regarding 2025 compensation.

The fees paid to WTW for executive compensation consulting services in 2025 totaled $111,000. In addition, our management retained WTW and its subsidiaries to provide insurance brokering services, and in 2025 we paid $387,000 to WTW for such other services. The Committee assessed the independence of WTW and concluded that its work for us did not raise any conflict of interest.

Setting Executive Compensation

In the first quarter of each year, the Committee evaluates the executive officers’ performance, determines whether we achieved the performance goals applicable to their annual cash performance bonuses for the prior year and determines whether the PSUs for the recently completed three-year performance period vested. In the first quarter, the Committee also establishes the executive compensation program for the current year.

During the course of establishing the 2025 executive compensation program, the Committee reviewed:

•	our 2025 financial and strategic goals;

•	management’s recommendations for the 2025 executive compensation program;

•

a report summarizing (1) our financial performance, total shareholder return and year-end share price for each of the preceding four fiscal years, (2) the annual cash performance bonuses paid to our executive officers and Company-wide during that same period and (3) the stock options and RSUs granted to our executive officers as a group and Company-wide during that same period;

•

a report setting forth (1) the number of stock options and the grant date fair value of the RSUs granted during each of the preceding four fiscal years on a Company-wide basis and to each then-current 2018 LTIP participant (including our executive officers), (2) management’s proposed RSU grants for 2025, (3) our estimated run rate for 2025 and estimated three-year average run rate for 2023-2025 and (4) the number of Common Shares that remained available under the 2018 LTIP;

•

tally sheets setting forth for each executive officer the (1) dollar value of each component of compensation and total compensation for 2024 and, on an estimated basis, for 2025, (2) realizable value (i.e., the difference between the then-current market price of our Common Shares on the NYSE and the exercise price) of all outstanding stock options (on an exercisable and unexercisable basis), (3) estimated fair value of all outstanding PSUs (assuming achievement of the target performance levels for the PSUs awarded in 2023 and 2024 and based on estimated actual results for the PSUs awarded in 2022) and (4) potential payments upon a change in control;

•	the individual performance of each executive officer; and

•

a report prepared by WTW analyzing, among other things: (1) our executive compensation program as a whole, each principal component, the mix of compensation and the competitiveness of such compensation relative to the peer group of publicly-traded homebuilders set forth below (the “Peer Group”); and (2) the dilution and overhang of our equity grants. The Peer Group consisted of the following companies:

Beazer Homes USA, Inc.	Meritage Homes Corporation

Century Communities, Inc.	NVR, Inc.

D.R. Horton, Inc.	PulteGroup, Inc.

Hovnanian Enterprises, Inc.	Taylor Morrison Home Corporation

KB Home	Toll Brothers, Inc.

Lennar Corporation	Tri-Pointe Group, Inc.

LGI Homes, Inc.

The Committee, with input from management and WTW, selected our Peer Group. The Committee selected these companies, which are all engaged in high production homebuilding as their primary business, because they are generally our principal competitors for personnel, customers, land and investment.

The Committee utilized the Peer Group data to understand the current compensation practices and levels of our competitors and ensure that our executive compensation was generally consistent and competitive with the components, forms and amounts of compensation paid by our competitors (i.e., reasonable on a relative basis). The Committee did not benchmark our compensation, or any component thereof, to a specific percentile within our Peer Group. Instead, the Committee used the Peer Group data as a point of reference and one of several factors in setting executive compensation. The compensation paid by the Company to its executives may exceed or be less than the amounts reflected in the Peer Group data.

The Committee also takes into account that the homebuilding industry is highly competitive and cyclical and Messrs. Schottenstein and Creek have considerable tenure with us, experience in both up and down homebuilding cycles and delivered strong results during their tenure. The Committee believes that this continuity of management and experience is valuable—especially in light of the continued uncertainty impacting the homebuilding industry and the general economy.

2025 Executive Compensation

For 2025, the principal components of our executive compensation program were:

•	base salary;

•	annual cash performance bonus; and

•	long-term equity-based compensation in the form of (1) RSUs and (2) in the case of Messrs. Schottenstein and Creek, PSUs.

The Committee believes that a mix of cash and equity-based compensation and short- and long-term compensation is necessary to strike an appropriate balance between short- and long-term financial and strategic goals, discourage excessive risk taking, align the interests of our executives and our shareholders and ensure our shareholders do not experience undue dilution. We do not have a pre-established formula or target for the mix between cash and equity-based compensation or short- and long-term compensation. The Committee subjectively determines the mix based on input from its compensation consultant, the Peer Group data, Company performance, individual performance, experience and responsibilities, short- and long-term financial and strategic goals, conditions in our industry and the general economy and our past practices.

Base Salary

Base salary is the only fixed component of compensation. As such, we intend for base salary to provide a competitive, stable level of compensation so that executives do not feel pressured to take unnecessary or excessive risks or overly focus on the price of our Common Shares. The Committee annually reviews and subjectively determines each Named Executive Officer’s base salary.

When determining the Named Executive Officers’ 2025 base salaries, the Committee considered:

•	the base salaries of similarly-positioned executives in our Peer Group;

•	individual and Company performance in 2024;

•	the executive’s scope of responsibility, experience and tenure;

•	input from WTW; and

•	homebuilding and general economic conditions.

The Committee did not assign a specific weighting to any of these factors.

Based on this review, the Committee elected not to change the base salaries of Mr. Schottenstein, Mr. Creek or Ms. Krohne in 2025 (which remained at $1,100,000, $750,000 and $475,000, respectively). The

Committee determined that, while Mr. Schottenstein, Mr. Creek and Ms. Krohne each performed well in 2024, no changes were necessary to achieve our compensation objectives.

Annual Cash Performance Bonus

The annual cash performance bonus is designed to motivate our Named Executive Officers and reward them based on our achievement of one or more pre-determined, objective performance goals that directly relate to our financial and strategic goals for the year. The annual cash performance bonus opportunity generally represents the most significant element of each Named Executive Officer’s potential total compensation. The Committee believes the bonus fosters a pay-for-performance culture and accountability for our performance. The bonus was awarded pursuant to our 2025 Annual Incentive Plan, a cash-based incentive plan. Under this Plan, the Committee has the express authority to exercise negative discretion and reduce the amount paid to a participant with respect to an award.

During the first quarter of 2025, the Committee established the 2025 annual cash performance bonus program, including the performance goals and award formula that determine the amount of any bonus earned by our Named Executive Officers. The Committee subjectively established the 2025 performance goals and award formula based on:

•	our 2024 performance;

•	our 2025 budget and financial and strategic goals;

•	the annual bonus programs for similarly-positioned executives in our Peer Group;

•	homebuilding and general economic conditions;

•	our past practices; and

•	input from WTW.

The Committee did not assign a specific weighting to any of these factors.

The Committee selected Adjusted Pre-Tax Income as the sole performance goal for the 2025 annual cash performance bonus program based on several considerations. First, our principal financial goal for 2025 was to continue to achieve strong profitability (as measured by Adjusted Pre-Tax Income). Second, based on our historical performance of increasing our profitability each year from 2012 through 2022, our then second-highest profitability in Company history in 2023, our highest profitability in Company history in 2024 and the historical design of our annual cash performance bonus program, the Committee continued to believe that the Adjusted Pre-Tax Income metric was an effective driver of our financial and operational performance and incentivized our executives to pursue actions that create sustainable shareholder value. For each year since 2012, our principal financial goal has been to maximize our profitability (as measured by Adjusted Pre-Tax Income) and Adjusted Pre-Tax Income has been the sole performance goal for our annual cash performance bonus program. Third, the Committee noted that the Adjusted Pre-Tax Income metric focused our executives in a balanced manner on increasing revenue, expanding margins and controlling costs, provided a clear connection between pay and performance and was aligned with our operational goals. Fourth, WTW confirmed that the pre-tax income metric was the most commonly used metric in our Peer Group.

For 2025, the Committee (1) established threshold, target and maximum Adjusted Pre-Tax Income performance levels of $75 million, $625 million (which represented the estimated level of Adjusted Pre-Tax Income reflected in our annual strategic plan for 2025) and $725 million, respectively, (2) established maximum potential performance bonuses for Mr. Schottenstein, Mr. Creek and Ms. Krohne of 412%, 275% and 165%,

respectively, of their respective 2025 base salaries and (3) designed the award formula so that each Named Executive Officer would earn approximately 33%, 100% and 122% of his or her target bonus opportunity at the threshold, target and maximum performance levels, respectively. This design was substantially the same as the design of the award formula for our 2024 annual cash performance bonus program, except that the Committee (a) increased the target and maximum levels of Adjusted Pre-Tax Income from $610 million and $650 million, respectively, in 2024 to $625 million and $725 million, respectively, in 2025 and (b) increased the threshold, target and maximum potential performance bonuses for Ms. Krohne from 36%, 116% and 132%, respectively, of her base salary in 2024 to 45%, 135% and 165%, respectively, of her base salary in 2025 to further incentivize her performance and more closely align her maximum annual cash performance bonus opportunity with the opportunities of similarly-situated executives in our Peer Group.

While the Committee was focused on driving profitability when it established the 2025 award formula in the first quarter of 2025, the Committee was mindful, at that time, that the record results we achieved on a number of fronts in 2024 may not be representative of future years (including 2025) and that the homebuilding industry faced uncertain economic conditions entering 2025 (including labor and material costs and availability, inflation, mortgage interest rates, and the economic concerns of our potential homebuyers). The Committee accounted for these competing considerations when setting the target and maximum performance levels at $625 million and $725 million, respectively, which represented increases of approximately 3% and 12%, respectively, above the target and maximum performance levels for 2024.

The Committee structured the payout curve under the 2025 award formula so that the amounts earned for Adjusted Pre-Tax Income increase proportionately based on linear interpolation for performance between (1) the threshold performance level and $500 million, (2) $500 million and the target performance level, (3) the target performance level and $700 million and (4) $700 million and the maximum performance level. To foster teamwork and cohesion, the Committee continued to align the payout opportunities for the Named Executive Officers so that each would earn the same percentage of his or her maximum performance bonus opportunity at all performance levels.

The following table sets forth the amount that each Named Executive Officer was eligible to earn based on our achievement of the threshold, target and maximum performance levels and the actual amount earned based on our 2025 performance:

Adjusted Pre-Tax Income Performance Goal(1)

Named Executive Officer	Amount Earned at Threshold(2)	Amount Earned at Target(2)	Amount Earned at Maximum(2)	Actual Amount Earned in 2025
Robert H. Schottenstein	$1,237,500	$3,712,500	$4,537,500	$3,506,250

Phillip G. Creek	$562,500	$1,687,500	$2,062,500	$1,593,750

Susan E. Krohne	$213,750	$641,250	$783,750	$605,625

(1)

Adjusted Pre-Tax Income means the Company’s pre-tax income from operations, excluding extraordinary items, such as asset impairments and certain other non-cash write-offs. For 2025, Adjusted Pre-Tax Income was equal to the sum of (a) income before income taxes and (b) asset impairment charges, as reflected in our audited consolidated financial statements included in our 2025 Form 10-K.

(2)

As discussed above, the amounts earned increase proportionately based on linear interpolation for performance between (a) the threshold performance level and $500 million, (b) $500 million and the target performance level, (c) the target performance level and $700 million and (d) $700 million and the maximum performance level.

In 2025, we achieved Adjusted Pre-Tax Income of approximately $563 million. As a result, each of Mr. Schottenstein, Mr. Creek and Ms. Krohne earned approximately 94% of his or her target performance bonus. After considering these results, the challenging conditions facing the housing industry throughout 2025 and our overall 2025 performance, the Committee believes that the 2025 bonus program was an effective driver of growth in our profitability.

Equity-Based Compensation

Our equity-based compensation is designed to reward long-term performance, align the interests of our Named Executive Officers and our shareholders, promote retention and balance short-term financial goals with long-term operating decisions. To achieve these objectives, the Committee granted RSUs and PSUs in 2025.

2025 Awards. The Committee subjectively determined the number of RSUs and the target number of PSUs granted to the Named Executive Officers in 2025 based on:

•	our 2024 performance;

•	our 2025 budget and financial and strategic goals and long-term strategic plan;

•	individual performance and scope of responsibility;

•	the long-term equity-based compensation for similarly-positioned executives in our Peer Group;

•	the estimated expense, dilutive effect, and impact on our run rate;

•	the number and value of RSUs and PSUs previously granted to each applicable Named Executive Officer; and

•	input from WTW.

The Committee did not assign a specific weighting to any of these factors.

RSUs. In February 2025, the Committee awarded Mr. Schottenstein, Mr. Creek and Ms. Krohne 25,073, 12,537 and 3,761 RSUs, respectively. The Committee awarded RSUs to the Named Executive to more closely align the equity-based compensation we award with the equity-based compensation awarded by the members of our Peer Group and enhance the retention value of the equity-based compensation we award as RSUs retain some value even if the market price of our Common Shares subsequently drops below the market price on the date of grant. The aggregate grant date fair value of the RSUs awarded to Mr. Schottenstein, Mr. Creek and Ms. Krohne was approximately the same as the aggregate grant date fair value of the RSUs awarded to them in 2024. All of the RSUs awarded in 2025 vest in one-third increments on the first three anniversaries of the date of grant, subject to the Named Executive Officer’s continued employment on the vesting date (except in certain circumstances) and will be settled in Common Shares. The Committee believes that the three-year vesting schedule focuses our Named Executive Officers on our long-term performance, is consistent with the nature of the homebuilding business (i.e., the business requires a relatively long time horizon before a financial benefit is realized), mitigates excessive risk taking in the short-term and serves as a retention tool (unvested RSUs are forfeited if an executive voluntarily terminates his or her employment). Any cash dividends declared and paid with respect to our Common Shares after the grant date of the RSUs will accrue and be added to the RSUs and will be paid in Common Shares upon the vesting of the RSUs.

PSUs. In February 2025, the Committee awarded Messrs. Schottenstein and Creek 16,715 and 5,014 target number of PSUs, respectively, with the underlying Common Shares having a respective aggregate market value on the grant date of approximately $2,000,000 and $600,000 (the “2025-2027 PSUs”). The aggregate grant date market values of the Common Shares underlying the target 2025-2027 PSUs was approximately the same as the aggregate grant date market values of the Common Shares underlying the target number of PSUs awarded in 2024. The Committee last increased the aggregate grant date market value of the Common Shares underlying the target number of PSUs annually awarded to Mr. Schottenstein in 2024 and to Mr. Creek in 2020. The Committee determined to only award PSUs to executive officers at the Executive Vice President level and above in 2025.

The actual number of 2025-2027 PSUs that will vest and be earned (if any) by each applicable Named Executive Officer will be based (1) 80% on our cumulative annual Adjusted Pre-Tax Income (the “2025-2027 Adjusted Pre-Tax Income Performance Goal”) over the three-year performance period commencing on January 1, 2025 and ending on December 31, 2027 (the “2025-2027 Performance Period”) and (2) 20% on our relative total shareholder return compared to our Peer Group (the “2025-2027 Relative TSR Performance Goal”) over the 2025-2027 Performance Period, and on continued employment (except in certain circumstances). For each performance goal, the Committee established threshold, target and maximum performance levels and the 2025-2027 PSUs will vest, if at all, after completion of the 2025-2027 Performance Period, based upon our actual level of achievement of such performance goal, at the following percentage levels of the target number of 2025-2027 PSUs allocated to such performance goal:

Level of Achievement of Performance Goal(1)(2)	Percentage of Target 2025-2027 PSUs Vesting(1)

Below Threshold	0%

Threshold	50%

Target	100%

Maximum or Above	150%

(1)

The percentage of the target 2025-2027 PSUs that will vest and be earned for performance between (a) the threshold and target levels will increase proportionately based on linear interpolation from 50% to 100% based on our actual performance and (b) the target and maximum levels will increase proportionately based on linear interpolation from 100% to 150% based on our actual performance.

(2)	The same threshold, target and maximum performance levels for each performance goal apply to each applicable Named Executive Officer.

Additionally, the applicable Named Executive Officer must remain employed by us through the end of the 2025-2027 Performance Period for the 2025-2027 PSUs to vest and be earned, except in the case of termination due to death, disability or retirement or involuntary termination without cause by us. Any vested 2025-2027 PSUs will be settled on a one-for-one basis in Common Shares. Any 2025-2027 PSUs that do not vest will be forfeited. The 2025-2027 PSUs have no dividend or voting rights.

The Committee selected Adjusted Pre-Tax Income as the primary performance goal (weighted 80%) because this metric (1) is a key metric in our internal, long-term financial plan, (2) provides a balanced approach to focusing our executives on achieving our long-term objectives and maximizing performance and (3) is consistent with the long-term incentive plan practices of our Peer Group (nearly all of the companies in our Peer Group use some measure of profitability in their long-term incentive plan). The Committee subjectively established the threshold, target and maximum performance levels after considering our projections and strategic plan for the 2025-2027 Performance Period and current and expected homebuilding and general economic conditions.

The target level approximates our projected cumulative annual Adjusted Pre-Tax Income for the 2025-2027 Performance Period. It was designed to be reasonably achievable and provide a meaningful opportunity for reward with strong performance. The maximum level was set at approximately 107% of the target level and was designed to incentivize and reward superior performance that exceeds our expectations. The threshold level was set at approximately 80% of the target level and was designed to mitigate the incentive for the executives to take unnecessary risks to achieve the target performance level by providing a reasonable vesting opportunity if our performance falls short of the target but meets a threshold level.

While the Committee was focused on driving profitability when it established the terms of the 2025-2027 PSUs, the Committee was mindful, at that time, that the record results we achieved on a number of fronts in 2024 may not be representative of future years (including 2025) and that the homebuilding industry faced uncertain economic conditions entering 2025 (including labor and material costs and availability, inflation, mortgage interest rates, and the economic concerns of our potential homebuyers).

The Committee selected relative total shareholder return as the secondary performance goal (weighted 20%) because this metric (1) further aligns the interests of our executives and our shareholders, (2) assesses performance relative to our Peer Group and thereby balances the emphasis on Company-based performance measures and (3) is consistent with the long-term incentive plan practices of our Peer Group (the majority of the companies in our Peer Group use the relative total shareholder return metric in their long-term incentive plan). Relative total shareholder return will be calculated based on changes in the market price of our Common Shares (plus dividends paid on the Common Shares (if any)) over the 2025-2027 Performance Period compared to each company in our Peer Group. Consistent with past practice, the Committee set the threshold, target and maximum performance levels at the 25th, 50th and 75th percentiles of the Peer Group, respectively.

Results/Payment for 2023-2025 PSUs. As described in our 2024 Proxy Statement, in February 2023, the Committee awarded Messrs. Schottenstein and Creek 17,027 and 10,216 target number of PSUs, respectively (the “2023-2025 PSUs”). Pursuant to the 2023-2025 PSUs, each such Named Executive Officer was entitled to a grant of our Common Shares ranging from 0% to 150% of his target number of 2023-2025 PSUs based (1) 80% on our cumulative annual Adjusted Pre-Tax Income over the three-year performance period commencing on January 1, 2023 and ending on December 31, 2025 (the “2023-2025 Performance Period”) and (2) 20% on our relative total shareholder return compared to our 2023-2025 PSU Peer Group over the 2023-2025 Performance Period, and on continued employment.

At the time of grant of the 2023-2025 PSUs, the Committee established threshold, target and maximum performance levels for each performance goal and the 2023-2025 PSUs vested after the completion of the 2023-2025 Performance Period based upon our actual level of achievement of such performance goal, at the following percentage levels of the target number of 2023-2025 PSUs allocated to such performance goal:

Level of Achievement of Performance Goal(1)(2)	Percentage of Target 2023-2025 PSUs Vesting(1)

Below Threshold	0%

Threshold	50%

Target	100%

Maximum or Above	150%

(1)

The percentage of the target 2023-2025 PSUs that vested and were earned for performance between (a) the threshold and target levels increased proportionately based on linear interpolation from 50% to 100% based on our actual performance and (b) the target and maximum levels increased proportionately based on linear interpolation from 100% to 150% based on our actual performance.

(2)	The same threshold, target and maximum performance levels for each performance goal applied to each applicable Named Executive Officer.

The following table sets forth the threshold, target and maximum performance levels for each performance goal for the 2023-2025 PSUs and our actual results with respect to such goals:

2023-2025 PSU Award Results

	Performance Level			Actual Performance
Performance Goal	Threshold	Target	Maximum
Adjusted Pre-Tax Income(1) (weighted 80%)	$950 million	$1,200 million	$1,350 million	$1,923 million
Relative TSR(2) (weighted 20%)	25th percentile	50th percentile	75th percentile	94th percentile

(1)

Adjusted Pre-Tax Income means the Company’s cumulative annual pre-tax income from operations, excluding extraordinary items, such as asset impairments and certain other non-cash write-offs, over the 2023-2025 Performance Period. For 2023, 2024 and 2025, Adjusted Pre-Tax Income was equal to the sum of (a) income before income taxes and (b) asset impairment charges, in each case as reflected in our audited consolidated financial statements included in our 2025 Form 10-K.

(2)

Relative TSR means the Company’s total shareholder return over the 2023-2025 Performance Period as compared to the total shareholder return of each company in our 2023-2025 Peer Group over the same period. Total shareholder return is calculated based on the change in the market price of the applicable company’s common shares (plus dividends paid on such shares (if any)) over the 2023-2025 Performance Period. The 2023-2025 Peer Group included the same companies that comprise our current Peer Group.

For the 2023-2025 Performance Period, (1) we achieved cumulative annual Adjusted Pre-Tax Income of $1,923 million and (2) our relative total shareholder return ranked in the 94th percentile of the 2023-2025 Peer Group. Based on these results, the Committee certified a vesting level of 150% of Messrs. Schottenstein’s and Creek’s respective target number of 2023-2025 PSUs and approved grants of 25,540 and 15,324 Common Shares to Messrs. Schottenstein and Creek, respectively.

Equity Grant Practices. The Committee grants all equity-based awards (including awards to our non-employee directors) pursuant to the 2018 LTIP. Except in the case of grants for new hires (which are generally made at the first Committee meeting following the hiring date), the Committee grants all equity-based awards at its first regularly scheduled Committee meeting of the year (typically in February). Our Board generally establishes the date of this meeting many months in advance, and the meeting follows our release of earnings for the prior year. We do not have any program, plan or practice to time the grant of equity-based awards with the release of material non-public information. All RSUs and PSUs are awarded at the closing price of our Common Shares on the NYSE on the date of grant (i.e., the date the Committee approves the grant).

Benefits and Perquisites

In 2025, we provided our Named Executive Officers with the following benefits and perquisites (in addition to those received by all employees generally). The Named Executive Officers, along with certain other members of management, receive a monthly automobile allowance (with the amount based on position). We believe this benefit provides qualifying management with a benefit of high perceived value at a relatively low cost. For security and efficiency reasons, we allow Messrs. Schottenstein and Creek to use our corporate airplane for personal use. The Committee reviews the extent of personal usage on a quarterly basis and retains the authority to discontinue such usage at any time. Messrs. Schottenstein and Creek were assessed income for all personal use of the plane in 2025 in accordance with the applicable Internal Revenue Service regulations. The amount shown in the Summary Compensation Table represents the incremental cost to the Company for their personal use of the plane.

Since 1997, we have also maintained (on the same terms without any material modification) a $1.0 million supplemental split-dollar life insurance policy for Mr. Creek. Under this arrangement, we have an obligation to pay a portion of the premium and he has an obligation to pay the balance. In addition to paying our portion of the premium, we pay his portion and reimburse him for the taxes he incurs as a result of our payment of his portion.

Payments in Connection with Termination of Employment or Change in Control

We do not have employment or severance agreements with any of our Named Executive Officers, other than the change in control agreements described below (the “CIC Agreements”). As a result, we are not obligated to pay any severance or other enhanced benefits to our Named Executive Officers upon termination of employment or a change in control, except, under certain circumstances, for the benefits provided under the CIC Agreements, our equity compensation plans and our annual performance bonus plan. The Committee believes these benefits help us attract and retain exceptional executives and, in the case of the CIC Agreements, align executive and shareholder interests by enabling the applicable executives to pursue business alternatives that maximize shareholder value without a concern for job security.

CIC Agreements. We are a party to a CIC Agreement with each of Messrs. Schottenstein and Creek. The CIC Agreements are identical in all respects, except for the amounts payable thereunder, and remain in effect for so long as we employ the applicable executive or until we mutually agree to terminate his CIC Agreement.

As previously reported, we entered into the CIC Agreements in 2008 with each of our then executive officers (including Messrs. Schottenstein and Creek). The Committee, at that time, determined that it was in our best interests to enter into the CIC Agreements based on several considerations, including to: (1) serve as a retention tool and ensure the executive officers pursue business alternatives that maximize shareholder value without a concern for job security; (2) focus the executive officers on leading our business through the then ongoing, severe recession in the homebuilding industry; and (3) ensure our compensation practices remained competitive. In connection with Ms. Krohne’s hiring in 2021, the Committee elected not to enter into a CIC Agreement with Ms. Krohne.

The CIC Agreements provide Messrs. Schottenstein and Creek with a level of financial protection only upon a loss of employment in connection with a change in control (i.e., a “double trigger”). Under the CIC Agreements, if (1) we terminate the applicable executive officer’s employment without cause within six months prior to, or twenty-four months after, a change in control or (2) the applicable executive officer terminates his employment for good reason within twenty-four months after a change in control, such executive officer will be entitled to:

•	a lump sum payment equal to the sum of:

•	a pre-determined multiple of his then-current annual base salary,

•	a pre-determined multiple of his average bonus earned during the five fiscal years immediately preceding the date of termination,

•

a prorated amount of the annual bonus (if any) which such executive officer is eligible to receive with respect to the fiscal year in which his employment is terminated, calculated based upon (1) the degree to which the performance goals applicable to his bonus have been achieved (on a prorated basis) through the last day of the month preceding his termination of employment and (2) the number of full calendar months that have elapsed during the fiscal year in which the termination occurs, and

•	any unused vacation; and

•	continued coverage (at no cost) in all of our programs that are subject to the benefit provisions of COBRA for up to a maximum of 24 months unless he obtains replacement coverage.

The pre-determined payment multiples are 2.99 for Mr. Schottenstein and 2 for Mr. Creek. These multiples were selected based primarily on a review of market data for our Peer Group.

Under the CIC Agreements, if the payments to be received by an executive officer constitute “excess parachute payments” under Section 280G of the Code, and are subject to excise tax under Section 4999 of the Code, such executive officer will be entitled to a gross-up payment in an amount necessary to ensure that he does not bear the cost of the excise tax, unless a cut-back by less than 10% of the total amount payable would make the excise tax inapplicable (in which case the amount payable to him will be reduced to the extent necessary to make the excise tax inapplicable). This modified gross-up provision was included to balance protecting the executives from any excise tax and limiting our exposure to the cost of a gross-up if the excise tax is triggered by a minimal amount.

2018 LTIP and 2009 LTIP. Under the 2018 LTIP (our current equity compensation plan) and the 2009 LTIP (our former equity compensation plan and under which stock options remain outstanding) and the respective form of award agreement that applies to all outstanding stock options thereunder, if a participant’s employment is terminated for any reason other than death, disability, retirement or cause, his or her stock option privileges will be limited to the options then exercisable on the date of termination and expire unless exercised within 60 days after such date. In the case of termination due to death, disability or retirement, all stock options will become immediately exercisable and expire unless exercised by the applicable expiration date of the option. In the case of termination for cause, a participant will forfeit all of his or her stock options (whether or not exercisable). In the case of a change in control of the Company, the Committee may take such actions as it deems necessary or desirable with respect to outstanding stock options. However, if in connection with a change in control, the Committee elects to (1) cancel any stock option, the participant will be entitled to receive a cash payment equal to the excess, if any, of the value of the consideration to be paid in the change in control to holders of the same number of Common Shares as the number of Common Shares underlying the stock option being cancelled over the aggregate exercise price of the stock option being cancelled or (2) cause a substitute award to be issued with respect to any stock option, the substitute award must substantially preserve the value, rights and benefits of the stock option being substituted.

Pursuant to the 2018 LTIP (our only equity compensation plan under which PSUs remain outstanding) and the form of award agreement that applies to all outstanding PSUs thereunder, if a participant’s employment is terminated before the end of the performance period for any reason other than death, disability, retirement or involuntary termination by us without cause (i.e., termination by us for cause or voluntary termination by the participant), the participant will forfeit all of the participant’s PSUs. In the case of termination due to death or disability, the number of PSUs that would have vested had the participant remained employed through the end of the performance period (based on our actual performance as of the end of the performance period) will vest and be earned. In the case of termination due to retirement or involuntary termination by us without cause, a prorated portion of the PSUs that would have vested (based on our actual performance as of the end of the performance period) will vest and be earned. The prorated amount will be based on the full number of months that the participant remained employed during the performance period. In the case of a change in control of the

Company, the Committee may take such actions as it deems necessary or desirable with respect to outstanding PSUs. However, if in connection with a change in control, the Committee elects to (1) cancel any PSU award, then the target number of PSUs subject to such award will vest and the participant will be entitled to receive a cash payment equal to the product of (a) the value of the consideration to be paid for each Common Share in connection with the change in control and (b) the number of vested PSUs or (2) cause a substitute award to be issued with respect to any PSUs, the substitute award must substantially preserve the value, rights and benefits of the PSUs being substituted.

Pursuant to the 2018 LTIP (our only equity compensation plan under which RSUs awarded to our Named Executive Officers remain outstanding) and the form of award agreement that applies to all outstanding RSUs thereunder, if a participant’s employment is terminated before the vesting date applicable to RSUs for any reason other than death, disability or retirement, the participant will forfeit all unvested RSUs. In the case of termination due to death, disability or retirement, all unvested RSUs will vest on the date of the participant’s death, in the case of death, or on the date of the participant’s separation from service, in the case of disability or retirement. In the case of a change in control of the Company, all unvested RSUs will vest on the date of the change in control.

2025 Annual Incentive Plan. Under our 2025 Annual Incentive Plan, if a participant’s employment is terminated before the end of the performance period for any reason other than death, disability, retirement or involuntary termination by us without cause (i.e., termination by us for cause or voluntary termination by the participant), the participant will not be eligible to receive any compensation under the Plan for such performance period. In the case of termination due to death, disability, retirement or involuntary termination by us without cause, the participant will be eligible to receive a prorated portion (based on the number of whole calendar months that the participant was employed by us during the performance period) of the compensation that would have been payable (based on our actual performance as of the end of the performance period) if the participant had remained employed for the full performance period. If a participant’s employment is terminated after the end of a performance period but prior to the related payment date, the participant will be entitled to receive any compensation earned for such performance period, except in the event of a termination for cause, in which case the participant will not receive any compensation for such performance period. In the case of a change in control, each outstanding award under the 2025 Annual Incentive Plan will be deemed earned and payable at its “target” level.

For more information concerning the Named Executive Officers’ rights (including quantification of the amounts that would be payable) upon termination of employment or a change in control, see “Compensation of Executive Officers—Potential Payments Upon Termination of Employment or Change in Control.”

Deferred Compensation Plan
The Named Executive Officers may elect to defer payment of all or part of their annual cash performance bonus (if any) to a later date under our Executives’ Deferred Compensation Plan. The deferred amount is allocated to the executive’s deferred compensation account, where the deferred amount is converted into that number of whole phantom stock units determined by dividing the deferred amount by the closing price of our Common Shares on the NYSE on the date of such conversion (which is the same day the bonus is paid and the allocation is made). Each executive’s deferred compensation account is credited in an amount equal to any cash dividends paid on our Common Shares based on the phantom stock units then held by the executive. The amount so credited for dividends is also converted into phantom stock units. Subject to Section 409A of the Code, the phantom stock units held by an executive are distributed in the form of whole Common Shares (on a one-for-one
basis) within 60 days of the earlier of the date specified by the executive in his or her deferral notice for the applicable plan year or the date his or her employment terminates for any reason other than retirement or, in certain cases, disability (in which case, the date set forth in his or her deferral notice applies), except that, in the event of a change in control, the phantom stock units are distributed in whole Common Shares within 60 days of the date of the change in control if an executive has so elected.
We make no contributions under the Executives’ Deferred Compensation Plan (matching or otherwise), and our obligations under the Plan are general unsecured obligations. The Committee believes that, by encouraging ownership of our Common Shares, the Plan further aligns the interests of our executives and our shareholders. None of the Named Executive Officers elected to defer any portion of his or her 2025 bonus. For more information concerning the Named Executive Officers’ participation in the Plan and their respective account balances thereunder as of December 31, 2025, see “Compensation of Executive Officers—Nonqualified Deferred Compensation.”
Share Ownership Guidelines
We do not require our executive officers to own a minimum number of our Common Shares. However, equity-based compensation is a significant percentage of their total compensation, and as of the Record Date, Mr. Schottenstein, Mr. Creek and Ms. Krohne beneficially owned 600,182, 119,513 and 13,000 Common Shares, respectively. For more information concerning the Named Executive Officers’ beneficial ownership of our Common Shares, see “Principal Shareholders.”
Executive Officer Clawback Policy
Consistent with the terms of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Board approved an Executive Officer Clawback Policy effective October 2, 2023 (the “Clawback Policy”) to comply with the final rules promulgated by the SEC and NYSE in 2023. The Clawback Policy requires the Company to recover certain compensation received by covered executives during the applicable clawback period that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure in the event of a required accounting restatement due to material non-compliance
with any financial reporting requirement under U.S. securities laws. The Clawback Policy provides for the mandatory recovery of compensation received by covered executives in excess of what would have been paid under the restated financial statements. The Clawback Policy applies to all current and former executive officers within a qualifying three-year look-back period.
Insider Trading Policy and Restrictions on Hedging and Pledging Transactions
The Company maintains a written Insider Trading Policy that governs purchases, sales and other dispositions of our securities by our officers (including our executive officers), directors and employees. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations as well as NYSE Rules. The Insider Trading Policy sets forth rules governing transactions in our securities and the handling of confidential information. The full text of our Insider Trading Policy was filed as Exhibit 19 to our 2025 Form
10-K.
The Insider Trading Policy prohibits certain transactions which we believe create a heightened risk and/or the appearance of inappropriate conduct, including the purchase of financial instruments or other transactions that hedge or offset (or are designed to hedge or offset) a decrease in market value of our securities. Specifically, the Insider Trading Policy prohibits our officers, directors and employees from, among other things, (1) engaging in hedging or monetization transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, (2) buying or selling publicly traded-options, including put options, call options and other derivative securities, (3) engaging in short sales, (4) holding securities in a margin account and (5) pledging securities as collateral for a loan, in each case with respect to our securities. These prohibitions apply to securities acquired by an officer, director or employee as part of his or her compensation and securities otherwise held by him or her. The prohibitions also apply to the family members of an officer, director or employee (and any other persons) who reside in the officer’s, director’s or employee’s household as well as any family members whose transactions are directed by, or subject to the influence or control of, such officer, director or employee.

Looking Forward—2026 Compensation

After reviewing our executive compensation program and data provided by WTW, consulting with WTW and receiving input from our Chief Executive Officer and certain other members of management, in the first quarter of this year, the Committee established our 2026 executive compensation program. Set forth below is a summary of the principal components of the 2026 program.

Base Salary. The base salary of Mr. Schottenstein for 2026 will remain at $1,100,000. The Committee increased Mr. Creek’s base salary from $750,000 to $800,000 based on his individual performance in 2025 and the scope of his responsibilities. The Committee last increased Mr. Creek’s base salary in 2022. The Committee increased Ms. Krohne’s base salary from $475,000 to $525,000 based on her individual performance in 2025, the scope of her responsibilities and the base salaries of similarly-situated executives in our Peer Group.

Annual Performance Bonus. Each Named Executive Officer is eligible to receive an annual cash performance bonus based on our Adjusted Pre-Tax Income in 2026. Under the 2026 annual cash performance bonus program, Mr. Schottenstein, Mr. Creek and Ms. Krohne are eligible to receive a maximum bonus of up to 440%, 275% and 193%, respectively, of their respective 2026 base salaries. As described above in “—2025 Executive Compensation—Annual Cash Performance Bonus,” the same percentage applied in 2025 for Mr. Creek. The Committee increased the maximum potential performance bonus for Mr. Schottenstein from 412% of his base salary in 2025 to 440% of his base salary in 2026 to provide further incentive. The Committee increased the maximum potential performance bonus for Ms. Krohne from 165% of her base salary in 2025 to 193% of her base salary in 2026 to provide further incentive and more closely align her maximum annual cash performance bonus opportunity with the opportunities of similarly-situated executives in our Peer Group.

Equity-Based Compensation. In February 2026, the Committee awarded Mr. Schottenstein, Mr. Creek and Ms. Krohne 24,073, 12,036 and 3,095 RSUs, respectively. The RSUs will vest in one-third increments on the first three anniversaries of the date of grant, subject to the employee’s continued service on the vesting date (except in in certain circumstances) and will be settled in Common Shares. The aggregate grant date fair values of the RSUs awarded to Mr. Schottenstein and Mr. Creek in 2026 increased by approximately $500,000 and $250,000, respectively, from the aggregate grant date fair values of the RSUs awarded to them in 2025. In each case, the Committee increased the aggregate grant date fair value of the RSUs awarded based on the long-term equity compensation of similarly-situated executives in our Peer Group and their respective individual performance and the Company’s performance in 2025. The aggregate grant date fair value of the RSUs awarded to Ms. Krohne in 2026 was approximately the same as the aggregate grant date fair value of the RSUs awarded to her in 2025.

In February 2026, the Committee also awarded Messrs. Schottenstein and Creek a target number of PSUs, with the underlying Common Shares having a respective aggregate market value on the date of grant of approximately $2,000,000 and $600,000, respectively. The aggregate grant date market values of the Common Shares underlying the target 2026 PSU awards was approximately the same as the aggregate grant date market values of the Common Shares underlying the target number of PSUs awarded in 2025.

The PSUs awarded to Messrs. Schottenstein and Creek will vest and be earned, if at all, after the completion of the performance period, which is the three-year period commencing on January 1, 2026 and ending on December 31, 2028, based (1) 80% on our cumulative annual Adjusted Pre-Tax Income and (2) 20% on our relative total shareholder return compared to our Peer Group over the performance period, and on continued employment (except in certain circumstances). The actual number of PSUs that will vest and be earned by each of Messrs. Schottenstein and Creek may be increased by up to 50% (from the target number) if we achieve the maximum performance level for both of the performance goals and may be decreased to zero if we fail to achieve the threshold performance level for both of the performance goals. If we achieve the threshold performance level for both of the performance goals, 50% of each of Messrs. Schottenstein’s and Creek’s target number of PSUs will vest and be earned. The percentage of the target number of PSUs that will vest and be earned for performance between (1) the threshold and target levels will increase proportionately based on linear interpolation from 50% to 100% based on our actual performance and (2) the target and maximum levels will increase proportionately based on linear interpolation from 100% to 150% based on our actual performance. The same threshold, target and maximum performance levels apply to each of Messrs. Schottenstein and Creek. The vested PSUs will be settled on a one-for-one basis in whole Common Shares. The PSUs have no dividend or voting rights. Any portion of the PSUs that do not vest will be forfeited.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board (and the Board approved) that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2025 Form 10-K.

Compensation Committee:

Michael P. Glimcher (Chairman)

Yvette McGee Brown

Elizabeth K. Ingram

Norman L. Traeger

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table for 2025

The following table summarizes the total compensation for the fiscal years ended December 31, 2025, 2024 and 2023 for the Company’s Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Robert H. Schottenstein	2025	1,100,000	—	4,945,343	—	3,506,250	363,180	9,914,773
Chairman, Chief Executive Officer	2024	1,100,000	—	4,960,938	—	4,537,500	345,196	10,943,634
and President	2023	1,000,000	—	1,019,472	2,960,400	3,850,000	378,723	9,208,595
Phillip G. Creek	2025	750,000	—	2,083,614	—	1,593,750	124,724	4,552,089
Executive Vice President, Chief	2024	750,000	250,000	2,088,229	—	2,062,500	101,689	5,252,418
Financial Officer and Director	2023	750,000	—	611,672	1,603,550	2,062,500	60,999	5,088,721
Susan E. Krohne (1)	2025	475,000	—	450,004	—	605,625	14,022	1,544,651
Senior Vice President, Chief Legal	2024	475,000	—	449,898	—	627,000	14,574	1,566,472
Officer and Secretary	2023	450,000	—	—	431,725	594,000	14,110	1,489,835
(1)

The Committee awarded Mr. Creek a discretionary cash bonus in the amount of $250,000 in recognition of his instrumental contributions to the Company’s record performance and achievement of its principal goals in 2024.

(2)

The amounts shown reflect the aggregate grant date fair value of the target number of 2025-2027 PSUs, PSUs granted in 2024 (the “2024-2026 PSUs”) and 2023-2025 PSUs granted under the 2018 LTIP during 2025, 2024 and 2023, respectively, and the RSUs granted in 2025 and 2024 under the 2018 LTIP, in each case computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts that will be realized by the Named Executive Officers with respect to such awards. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025, included in the Company’s 2025 Form 10-K. The RSUs granted to each of the Named Executive Officers on February 11, 2025 had a grant date fair value per unit of $119.65 (based on the closing price of our Common Shares on the NYSE on the date of grant). The RSUs granted to each of the Named Executive Officers on February 15, 2024 had a grant date fair value per unit of $124.66 (based on the closing price of our Common Shares on the NYSE on the date of grant). The actual number of PSUs that will vest and be earned (if any) by each Named Executive Officer will be based (a) 80% on our cumulative annual Adjusted Pre-Tax Income over the applicable performance period (which began on January 1, 2025 and ends on December 31, 2027 for the 2025-2027 PSUs, which began on January 1, 2024 and ends on December 31, 2026 for the 2024-2026 PSUs, and which began on January 1, 2023 and ended on December 31, 2025 for the 2023-2025 PSUs) and (b) 20% on our relative total shareholder return compared to our Peer Group over the applicable performance period, and on continued employment (except in certain circumstances). The aggregate grant date fair value of the PSUs assuming we achieve the maximum performance level is as follows: Mr. Schottenstein, $2,917,986 for the 2025-2027 PSUs, $2,941,461 for the 2024-2026 PSUs and $1,529,182 for the 2023-2025 PSUs; and Mr. Creek, $875,327 for the 2025-2027 PSUs, $882,417 for the 2024-2026 PSUs and $917,516 for the 2023-2025 PSUs. See “Compensation Discussion and Analysis—2025 Executive Compensation—Equity-Based Compensation” and “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” for more information concerning the 2025-2027 PSUs and the RSUs granted in 2025 and the PSUs and RSUs granted under the 2018 LTIP generally.

(3)

The amounts shown reflect the aggregate grant date fair value of stock options granted under the 2018 LTIP during 2023 computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts that will be realized by the Named Executive Officers with respect to such awards. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025, included in the Company’s 2025 Form 10-K. The stock option awards underlying the aggregate grant date fair value for each Named Executive Officer with respect to 2025, 2024 and 2023 are as follows:

Name	2025 (# of shares)	2024 (# of shares)	2023 (a) (# of shares)
Robert H. Schottenstein	—	—	120,000
Phillip G. Creek	—	—	65,000
Susan E. Krohne	—	—	17,500

(a)

These stock options were granted under the 2018 LTIP as the Named Executive Officer’s annual service-based stock option award, vest and become exercisable in 20% increments on the first five anniversaries of the date of grant (subject to the Named Executive Officer’s continued employment on the applicable vesting date (except in certain circumstances)) and expire ten years after the date of grant unless sooner exercised or forfeited.

(4)

The amounts shown reflect the non-equity incentive plan cash performance bonuses earned by the Named Executive Officers under the 2025 Annual Incentive Plan and 2009 Annual Incentive Plan for 2025, 2024 and 2023. See “Compensation Discussion and Analysis—2025 Executive Compensation—Annual Cash Performance Bonus” for more information concerning the annual cash performance bonuses earned by the Named Executive Officers with respect to 2025.

(5)	The following table sets forth the details of “All Other Compensation” paid to each Named Executive Officer with respect to 2025, 2024 and 2023:

Name	Year	Vehicle Allowance ($) (a)	Personal Use of Company Aircraft ($) (b)	Tax Reimbursement ($) (c)	Life Insurance Premiums ($) (d)	Company Contributions to 401(k) Plan ($) (e)	Total ($)
Robert H. Schottenstein	2025	10,200	349,158	—	—	3,822	363,180
	2024	10,200	330,622	—	—	4,374	345,196
	2023	10,200	364,613	—	—	3,910	378,723
Phillip G. Creek	2025	10,200	84,441	5,700	20,561	3,822	124,724
	2024	10,200	62,034	5,110	19,971	4,374	101,689
	2023	10,200	22,988	4,520	19,381	3,910	60,999
Susan E. Krohne	2025	10,200	—	—	—	3,822	14,022
	2024	10,200	—	—	—	4,374	14,574
	2023	10,200	—	—	—	3,910	14,110

(a)	The amounts shown reflect the aggregate cost to the Company attributable to a monthly automobile allowance.

(b)

The amounts shown reflect the incremental cost to the Company relating to personal use of the Company’s airplane. The incremental cost for personal use of the Company’s airplane is calculated based on the average variable cost per hour to operate the airplane (which includes fuel, airport services, landing fees, passenger supplies, pilot travel-related costs, ground transportation and prorated amount of maintenance and service program) times the hours of personal use. See “Compensation Discussion and Analysis—Benefits and Perquisites” for more information concerning this benefit.

(c)

The amounts shown reflect the amounts paid by the Company for reimbursement of taxes incurred by Mr. Creek in connection with the Company’s payment of Mr. Creek’s portion of the premium for a supplemental split-dollar life insurance policy for his benefit.

(d)

The amounts shown reflect the Company’s payment of both its portion and Mr. Creek’s portion of the premium for a supplemental split-dollar life insurance policy for the benefit of Mr. Creek. See “Compensation Discussion and Analysis—Benefits and Perquisites” for more information concerning this benefit.

(e)	The amounts shown reflect profit-sharing contributions made by the Company to the Named Executive Officers pursuant to the Company’s 401(k) Plan.

Grants of Plan-Based Awards for 2025

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)
Robert H. Schottenstein	—	1,237,500	3,712,500	4,537,500
	2/11/2025				8,357	16,715	25,072		1,945,359	(4)
	2/11/2025							25,073	2,999,984	(5)
Phillip G. Creek	—	562,500	1,687,500	2,062,500
	2/11/2025				2,507	5,014	7,521		583,562	(4)
	2/11/2025							12,537	1,500,052	(5)
Susan E. Krohne	—	213,750	641,250	783,750
	2/11/2025							3,761	450,004	(5)

(1)

The amounts shown reflect the threshold, target and maximum amounts that each Named Executive Officer was eligible to receive with respect to 2025 based on the Adjusted Pre-Tax Income performance goal established by the Compensation Committee for such Named Executive Officer pursuant to the 2025 Annual Incentive Plan as described in “Compensation Discussion and Analysis—2025 Executive Compensation—Annual Cash Performance Bonus.” In 2025, based on our performance with respect to the Adjusted Pre-Tax Income performance goal, each Named Executive Officer earned approximately 94% of his or her target performance bonus opportunity, which resulted in a bonus of $3,506,250, $1,593,750, and $605,625 for Mr. Schottenstein, Mr. Creek, and Ms. Krohne, respectively.

(2)

The amounts shown reflect the threshold, target and maximum number of 2025-2027 PSUs granted under the 2018 LTIP that the Named Executive Officer is eligible to earn based (a) 80% on our cumulative annual Adjusted Pre-Tax Income over the 2025-2027 Performance Period and (b) 20% on our relative total shareholder return compared to our Peer Group over the 2025-2027 Performance Period, and on continued employment (except in certain circumstances). See “Compensation Discussion and Analysis—2025 Executive Compensation—Equity-Based Compensation” and “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” for more information concerning the 2025-2027 PSUs granted in 2025 and PSUs granted under the 2018 LTIP generally.

(3)

The amounts shown reflect the number of RSUs granted under the 2018 LTIP as the Named Executive Officer’s 2025 annual service-based equity award. These RSUs vest in one-third increments on the first three anniversaries of the date of grant, subject to the Named Executive Officer’s continued employment service on the vesting date (except in in certain circumstances) and will be settled in Common Shares. See “Compensation Discussion and Analysis—2025 Executive Compensation—Equity-Based Compensation” and “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” for more information concerning the annual service-based RSUs granted in 2025 and RSUs granted under the 2018 LTIP generally.

(4)	The amounts shown reflect the aggregate grant date fair value of the target number of 2025-2027 PSUs granted to the Named Executive Officer in 2025 computed in accordance with FASB ASC Topic 718.

(5)	The amounts shown reflect the aggregate grant date fair value of the RSUs granted to the Named Executive Officer in 2025 computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2025 Fiscal Year-End

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (6)	Market Value of Shares or Units of Stock That Have Not Vested ($) (7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (9)
	Exercisable	Unexercisable
Robert H. Schottenstein	20,000			42.23					2/18/2030
	0	20,000	(2)	51.82					2/16/2031
	0	48,000	(4)	47.59					2/17/2032
	24,000	72,000	(5)	58.73					2/15/2033
						41,116			5,260,792
								32,758	4,191,386
Phillip G. Creek	11,000			42.23					2/18/2030
	11,000	11,000	(2)	51.82					2/16/2031
	39,000	26,000	(4)	47.59					2/17/2032
	26,000	39,000	(5)	58.73					2/15/2033
						20,558			2,630,396
								9,827	1,257,365
Susan E. Krohne	5,000	2,500	(3)	63.40					8/20/2031
	3,000	6,000	(4)	47.59					2/17/2032
	3,500	10,500	(5)	58.73					2/15/2033
						6,167			789,068

(1)	All of the stock options shown were granted under the 2018 LTIP and expire ten years after the date of grant in accordance with the terms of the 2018 LTIP.

(2)	These unexercisable options vest on February 16, 2026.

(3)	These unexercisable options vest on August 20, 2026.

(4)	50% of these unexercisable options vest on each of February 17, 2026 and 2027.

(5)	33% of these unexercisable options vest on each of February 15, 2026, 2027 and 2028.

(6)	The amounts shown reflect unvested RSUs awarded to the Named Executive Officer in 2024 and 2025 under the 2018 LTIP.

(7)

The amounts shown reflect the aggregate market value as of December 31, 2025 of the number of unvested RSUs awarded to the Named Executive Officer in 2024 and 2025 calculated by multiplying the number of unvested RSUs by $127.95 (the closing price of our Common Shares on the NYSE on December 31, 2025, the last trading day of 2025).

(8)

The amounts shown reflect the aggregate target number of 2025-2027 PSUs and 2024-2026 PSUs awarded to the Named Executive Officer in 2025 and 2024, respectively, under the 2018 LTIP. Assuming that we achieve the maximum performance level applicable to the 2025-2027 PSUs and the 2024-2026 PSUs, the amounts shown would increase to: Mr. Schottenstein, 49,136; and Mr. Creek, 14,740. The actual number of PSUs that will vest and be earned (if any) by the Named Executive Officer will be determined after the applicable performance period (which began on January 1, 2025 and ends on December 31, 2027 for the 2025-2027 PSUs and which began on January 1, 2024 and ends on December 31, 2026 for the 2024-2026 PSUs) based (a) 80% on our cumulative annual Adjusted Pre-Tax Income over the applicable performance period and (b) 20% on our relative total shareholder return compared to our Peer Group over the applicable performance period, and on continued employment (except in certain circumstances). The Compensation Committee did not award Ms. Krohne any 2025-2027 PSUs or 2024-2026 PSUs.

(9)

The amounts shown reflect the aggregate market value as of December 31, 2025 of the aggregate target number of 2025-2027 PSUs and 2024-2026 PSUs awarded to the Named Executive Officer in 2025 and 2024, respectively, calculated by multiplying the aggregate target number of 2025-2027 PSUs and 2024-2026 PSUs by $127.95 (the closing price of our Common Shares on the NYSE on December 31, 2025, the last trading day of 2025). Assuming that we achieve the maximum performance level applicable to the 2025-2027 PSUs and the 2024-2026 PSUs, the amounts shown would increase to: Mr. Schottenstein, $6,286,951; and Mr. Creek, $1,885,983. The Compensation Committee did not award Ms. Krohne any 2025-2027 PSUs or 2024-2026 PSUs.

Option Exercises and Stock Vested in 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Robert H. Schottenstein	44,000	3,947,235	33,561	4,653,803
Phillip G. Creek	0	0	19,334	2,698,169
Susan E. Krohne	0	0	1,203	141,064

(1)	The amounts shown reflect the difference between the exercise price of the option and the market price of the Common Shares at the time of exercise.

(2)

The amounts shown reflect the aggregate number of Common Shares issued to the Named Executive Officer on February 11, 2026 in settlement of the vesting of the 2023-2025 PSUs multiplied by $145.39 (the closing price of our Common Shares on the NYSE on February 11, 2026) and the number of Common Shares issued to the Named Executive Officer on February 15, 2025 in settlement of the vesting of one-third of the RSUs awarded to the Named Executive Officer in 2024 multiplied by $117.26 (the closing price of our Common Shares on the NYSE on February 18, 2025). See “Compensation Discussion and Analysis—2025 Executive Compensation—Equity-Based Compensation” for more information concerning the vesting of the 2023-2025 PSUs.

Nonqualified Deferred Compensation for 2025

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($) (4)	Aggregate Balance at Last Fiscal Year-End ($) (5)
Robert H. Schottenstein	—	—	—	—	—
Phillip G. Creek	—	—	—	—	—
Susan E. Krohne	—	—	—	—	—

(1)

None of the Named Executive Officers made any contributions during 2025 under the Executives’ Deferred Compensation Plan. For more information concerning the Executives’ Deferred Compensation Plan, see “Compensation Discussion and Analysis—Deferred Compensation Plan.”

(2)	The Company does not make any contributions under the Executives’ Deferred Compensation Plan on behalf of any of the participants in the plan.

(3)

The amounts shown reflect the notional change in the value of the Named Executive Officers’ accounts under the Executives’ Deferred Compensation Plan during 2025 based on the change in value of our Common Shares during 2025. The Company paid no dividends on its Common Shares during 2025. None of the amounts reported in this column are reported as compensation in the Summary Compensation Table.

(4)

The amounts shown reflect the market value of the Common Shares distributed to the Named Executive Officers during 2025 (based on the closing price of our Common Shares on the NYSE on the date of the distribution) pursuant to the Executives’ Deferred Compensation Plan.

(5)

The amounts shown reflect the market value as of December 31, 2025 of the Common Shares underlying the whole phantom stock units held in the Named Executive Officers’ accounts under the Executives’ Deferred Compensation Plan based on the closing price of our Common Shares on the NYSE on December 31, 2025.

Potential Payments Upon Termination of Employment or Change in Control

As described in “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control,” we are a party to a CIC Agreement with each of Robert H. Schottenstein and Phillip G. Creek that provides certain severance and other enhanced benefits if we experience a change in control and the executive’s employment is terminated in connection with that change in control. Other than the benefits that may be payable to Messrs. Schottenstein and Creek under the CIC Agreements (to the extent applicable), the accelerated vesting under certain circumstances of stock options, PSUs and RSUs granted to the Named Executive Officers under the 2018 LTIP and certain payments that may be payable to the Named Executive Officers under the 2025 Annual Incentive Plan, we do not currently have employment or severance agreements or other plans or arrangements that provide payments or enhanced benefits to our Named Executive Officers in connection with a termination of employment or change in control.

The following table summarizes the potential payments to our Named Executive Officers upon a termination of employment and/or a change in control of the Company (assuming that the triggering event occurred on December 31, 2025):

Name and Type of Potential Payment	Death ($)	Disability ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Involuntary Not for Cause Termination Followed by a Change in Control (6) ($)	Involuntary Not for Cause Termination or Voluntary Termination for Good Reason After a Change in Control (7) ($)
Robert H. Schottenstein
Severance Benefits: (1)	—	—	—	—	—	18,464,414	32,574,076
Accelerated Vesting of Stock Options Under the 2018 LTIP: (2)	10,363,720	10,363,720	10,363,720	—	10,363,720	—	10,363,720
Accelerated Vesting of PSUs Under the 2018 LTIP: (3)	7,459,229	7,459,229	5,328,392	5,328,392	7,459,229	7,459,229	7,459,229
Accelerated Vesting of RSUs Under the 2018 LTIP: (4)	5,260,792	5,260,792	5,260,792	—	5,260,792	—	5,260,792
2025 Annual Incentive Plan Payments: (5)	4,125,000	4,125,000	4,125,000	4,125,000	3,403,125	4,125,000	3,403,125
Total:	27,208,741	27,208,741	25,077,904	9,453,392	26,486,866	30,046,643	59,060,942
Phillip G. Creek
Severance Benefits: (1)	—	—	—	—	—	6,983,660	6,983,660
Accelerated Vesting of Stock Options Under the 2018 LTIP: (2)	5,626,370	5,626,370	5,626,370	—	5,626,370	—	5,626,370
Accelerated Vesting of PSUs Under the 2018 LTIP: (3)	3,218,071	3,218,071	2,578,858	2,578,858	3,218,071	3,218,071	3,218,071
Accelerated Vesting of RSUs Under the 2018 LTIP: (4)	2,630,396	2,630,396	2,630,396	—	2,630,396	—	2,630,396
2025 Annual Incentive Plan Payments: (5)	1,875,000	1,875,000	1,875,000	1,875,000	1,546,875	1,875,000	1,546,875
Total:	13,349,837	13,349,837	12,710,624	4,453,858	13,021,712	12,076,731	20,005,371
Susan E. Krohne
Severance Benefits: (1)	—	—	—	—	—	—	—
Accelerated Vesting of Stock Options Under the 2018 LTIP: (2)	1,370,345	1,370,345	—	—	1,370,345	—	1,370,345
Accelerated Vesting of PSUs Under the 2018 LTIP: (3)	—	—	—	—	—	—	—
Accelerated Vesting of RSUs Under the 2018 LTIP: (4)	789,068	789,068	—	—	789,068	—	789,068
2025 Annual Incentive Plan Payments: (5)	712,500	712,500	—	712,500	641,250	712,500	641,250
Total:	2,871,913	2,871,913	—	712,500	2,800,663	712,500	2,800,663

(1)	The amounts shown are based on the CIC Agreements with our Named Executive Officers as follows:

For Mr. Schottenstein, of the amounts shown: (a) $14,793,025 represents a lump sum payment equal to the product of (i) 2.99 and (ii) the sum of his base salary at December 31, 2025 and his average annual bonus earned during the 2020-2024 fiscal years; (b) $3,506,250 represents a lump sum payment for his 2025 annual bonus (which amount is equal to the amount he earned under the 2025 Annual Incentive Plan with respect to 2025 and is based on the triggering event occurring on December 31, 2025 and the performance period being deemed to have ended on November 30, 2025, in accordance with the terms of his CIC Agreement); (c) $105,769 represents a lump sum payment for unused vacation; (d) $57,370 represents the estimated cost to the Company of providing continued coverage (at no cost to Mr. Schottenstein) in our group health plan for 24 months; and (e) in the event of an involuntary not for cause termination or voluntary termination for good reason after a change in control, $14,111,662 represents estimated excise tax payments payable to Mr. Schottenstein under his CIC Agreement. No excise tax payments would have been payable to Mr. Schottenstein under his CIC Agreement in the event of an involuntary not for cause termination followed by a change in control.

For Mr. Creek, of the amounts shown: (a) $5,275,000 represents a lump sum payment equal to the product of (i) 2.00 and (ii) the sum of his base salary at December 31, 2025 and his average annual bonus earned during the 2020-2024 fiscal years; (b) $1,593,750 represents a lump sum payment for his 2025 annual bonus (which amount is equal to the amount he earned under the 2025 Annual Incentive Plan with respect to 2025 and is based on the triggering event occurring on December 31, 2025 and the performance period being deemed to have ended on November 30, 2025, in accordance with the terms of his CIC Agreement); (c) $72,115 represents a lump sum payment for unused vacation; and (d) $42,794 represents the estimated cost to the Company of providing continued coverage (at no cost to Mr. Creek) in our group health plan for 24 months. No excise tax payments would have been payable to Mr. Creek under his CIC Agreement.

In connection with Ms. Krohne’s hiring in June 2021, the Compensation Committee elected not to enter into a CIC Agreement with Ms. Krohne.

For more information concerning the CIC Agreements, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control.”

For purposes of each CIC Agreement, “cause” means: (a) any act of fraud, intentional misrepresentation, embezzlement or misappropriation or conversion of our assets or business opportunities; (b) conviction of a felony; (c) willful refusal to substantially perform his assigned duties; (d) willful engagement in gross misconduct materially injurious to the Company; or (e) breach of any material term of the CIC Agreement. However, “cause” will not arise due to any event that constitutes “good reason” under the CIC Agreement.

For purposes of each CIC Agreement, “change in control” means: (a) the acquisition by any person or group of the ownership of our stock that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock; (b) the acquisition by any person or group, within any twelve month period, of the ownership of our stock possessing 30% or more of the total voting power of our stock; (c) the date a majority of the members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (d) the acquisition by any person or group, within any twelve-month period, of our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately before such acquisition. The definition of “change in control” will be interpreted in a manner that is consistent with the definition of “change in control event” under Section 409A of the Code and the Treasury Regulations promulgated thereunder.

For purposes of each CIC Agreement, “good reason” means the occurrence of any of the following events during the 24 consecutive calendar months beginning after a change in control occurring during the term of the CIC Agreement to which the executive has not consented in writing: (a) any breach of the CIC Agreement of any nature whatsoever by or on behalf of the Company; (b) a reduction in his title, duties or responsibilities, as compared to either his title, duties or responsibilities immediately before the change in control or any enhanced or increased title, duties or responsibilities assigned to him after the change in control; (c) the permanent assignment to him of duties that are inconsistent with his office immediately before the change in control or any more senior office to which he is promoted after the change in control; (d) a reduction in his base salary; (e) a reduction in the annual cash bonus that he is eligible to receive or a change in the manner in which such annual cash bonus is calculated; (f) a material reduction in the aggregate value of his other annual compensation and/or fringe benefits; (g) a requirement that he relocate to a principal office or worksite (or accept indefinite assignment) to a location more than 30 miles from the principal office or worksite to which he was assigned immediately before the change in control or any location to which he agreed, in writing, to be assigned after the change in control; or (h) we attempt to amend or terminate the CIC Agreement except in accordance with the procedures described therein.

(2)

Pursuant to the terms of the 2018 LTIP, if a participant’s employment is terminated as a result of death, disability or retirement, all of the participant’s unvested stock options will immediately vest and become exercisable. In the event of a change in control, the Compensation Committee may take such actions, if any, as it deems necessary or desirable with respect to any outstanding stock options, including (a) the acceleration of the vesting and exercisability of options, (b) the payment of cash in exchange for the cancellation of any options and/or (c) the issuance of substitute awards that preserve the value, rights and benefits of any options affected by the change in control. The table assumes that all unvested stock options under the 2018 LTIP will immediately vest and become exercisable upon a change in control. The amounts shown represent the value of the accelerated stock options as of December 31, 2025, calculated by multiplying the number of accelerated stock options by the difference between the exercise price and the closing price of our Common Shares on the NYSE on December 31, 2025. For more information concerning a participant’s rights upon termination of employment or a change in control under the 2018 LTIP, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control.” As of December 31, 2025, Ms. Krohne did not qualify for “retirement” under the 2018 LTIP.

For purposes of the 2018 LTIP, “disability” means: with respect to any award (other than an incentive stock option), unless otherwise provided in the related award agreement, (a) the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, (b) the participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the participant’s employer, or (c) the participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board.

For purposes of the 2018 LTIP, “retirement” means a participant’s termination of employment (other than for cause) on or after the date on which the sum of the participant’s years of service with the Company and its affiliates plus the participant’s age is equal to or greater than 70, provided that the participant has attained the age of 55.

For purposes of the 2018 LTIP, “change in control” means: (a) the members of the Board on the effective date of the 2018 LTIP (including individuals whose election or nomination for election was approved by a majority of such directors) cease for any reason other than death to constitute at least a majority of the members of the Board; (b) the acquisition by any person or group, other than the Company, any subsidiary of the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, of beneficial ownership, directly or indirectly, of 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company; (c) the merger, consolidation or other business combination of the Company with or into another entity, or the acquisition by the Company of assets or shares or equity interests of another entity, as a result of which the shareholders of the Company immediately prior to such merger, consolidation, other business combination or acquisition, do not, immediately thereafter, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such merger, consolidation or other business combination of the Company; (d) the sale or other disposition of all or substantially all of the assets of the Company; or (e) the liquidation or dissolution of the Company. Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any award that is subject to Section 409A of the Code, a change in control will not be deemed to have occurred unless the events or circumstances constituting a change in control also constitute a “change in control event” within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.

(3)

Pursuant to the terms of the 2018 LTIP, if, during a performance period, a participant’s employment is terminated: (a) as a result of death or disability, then all of the PSUs that would have vested had the participant remained employed through the end of the performance period (based on our actual performance as of the end of the performance period) will vest at the end of the performance period; or (b) involuntarily without cause or as a result of the participant’s retirement, a prorated portion (based on the full number of months that the participant was employed by us during the performance period) of the PSUs that would have vested had the participant remained employed through the end of the performance period (based on our actual performance as of the end of the performance period) will vest at the end of the performance period. For purposes of these termination events, the table reflects actual performance with respect to the 2023-2025 PSUs and assumes that the performance goals applicable to the 2024-2026 PSUs and the 2025-2027 PSUs will be achieved at the target level.

In the event of a change in control, the Compensation Committee may take such actions, if any, as it deems necessary or desirable with respect to any outstanding PSUs, including (a) the acceleration of the vesting and settlement of any PSUs, (b) the payment of cash in exchange for the cancellation of any PSUs and/or (c) the issuance of substitute awards that preserve the value, rights and benefits of any PSUs affected by the change in control. The table reflects actual performance with respect to the 2023-2025 PSUs and assumes all 2024-2026 PSUs and 2025-2027 PSUs will immediately vest at the target level upon a change in control.

The amounts shown represent the value of the PSUs that have been earned or are assumed will be earned or accelerated as described in the foregoing paragraphs of this footnote (3) as of December 31, 2025, calculated by multiplying the number of such PSUs by the closing price of our Common Shares on the NYSE on December 31, 2025. For more information concerning a participant’s rights upon termination of employment or a change in control under the 2018 LTIP, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control.”

(4)

Pursuant to the 2018 LTIP, if a participant’s employment is terminated before the vesting date applicable to RSUs for any reason other than death, disability or retirement, the participant will forfeit all unvested RSUs. In the case of termination due to death, disability or retirement, all unvested RSUs will vest on the date of the participant’s death, in the case of death, or on the date of the participant’s separation from service, in the case of disability or retirement. In the case of a change in control of the Company, all unvested RSUs will vest on the date of the change in control. The amounts shown represent the value of the accelerated RSUs as of December 31, 2025, calculated by multiplying the number of accelerated RSUs by the closing price of our Common Shares on the NYSE on December 31, 2025. For more information concerning a participant’s rights upon termination of employment or a change in control under the 2018 LTIP, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control.” As of December 31, 2025, Ms. Krohne did not qualify for “retirement” under the 2018 LTIP.

(5)

Pursuant to the terms of the 2025 Annual Incentive Plan, if, during a performance period, a participant’s employment is terminated involuntarily without cause or as a result of the participant’s death, disability or retirement, the participant will receive a prorated portion (based on the number of whole calendar months that the participant was employed by us during the performance period) of the compensation that would have been payable under the 2025 Annual Incentive Plan if the participant had remained employed for the full performance period. The amounts shown with respect to death, disability, retirement and involuntary not for cause termination represent a lump sum payment equal to the amounts earned by the Named Executive Officers under the 2025 Annual Incentive Plan with respect to 2025. Pursuant to the terms of the 2025 Annual Incentive Plan, if a change in control occurs during a performance period, each outstanding award thereunder will be considered earned and payable at its “target” level. The amounts shown with respect to a change in control represent a lump sum payment equal to the “target” level under the 2025 Annual Incentive Plan for 2025 awards. For more information concerning a participant’s rights upon termination of employment or a change in control under the 2025 Annual Incentive Plan, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control.” As of December 31, 2025, Ms. Krohne did not qualify for “retirement” under the 2025 Annual Incentive Plan.

For purposes of the 2025 Annual Incentive Plan, “disability” means: (a) the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months; (b) the participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the participant’s employer; or (c) the participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board.

For purposes of the 2025 Annual Incentive Plan, “retirement” and “change in control” have substantially the same definitions as described in footnote (3) above with respect to the 2018 LTIP.

(6)

For purposes of this column, we have assumed that, on December 31, 2025, the Named Executive Officer incurred an involuntary not for cause termination, which was followed by a change in control. For more information concerning a participant’s rights upon termination of employment or a change in control, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control.”

(7)

For purposes of this column, we have assumed that, on December 31, 2025, a change in control occurred, which was followed by the Named Executive Officer’s involuntary not for cause termination or voluntary termination for good reason. For more information concerning a participant’s rights upon termination of employment or a change in control, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control.”

In addition to the amounts shown in the table, pursuant to the terms of the Executives’ Deferred Compensation Plan, the phantom stock units held by each Named Executive Officer will be distributed in the form of whole Common Shares within 60 days of the earlier of the date specified by such Named Executive Officer in his or her deferral notice for the applicable plan year or the date his or her employment terminates for any reason other than disability or retirement (in which case, the date set forth in his or her deferral notice applies), except that, in the event of a change in control of the Company, the phantom stock units will be distributed in whole Common Shares within 60 days of the date of the change in control if such Named Executive Officer has so elected in his or her deferral notice. On December 31, 2025, the market value of the accounts of each of Robert H. Schottenstein, Phillip G. Creek and Susan E. Krohne under the Executives’ Deferred Compensation Plan was $0, $0 and $0. For more information concerning the Named Executive Officers’ rights under the Executives’ Deferred Compensation Plan, see “Compensation Discussion and Analysis—Deferred Compensation Plan.”

2025 CEO PAY RATIO

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K require the Company to disclose the following information for the year ended December 31, 2025:

•	the annual total compensation of our Chief Executive Officer, Robert H. Schottenstein, was $9,914,773;

•	the annual total compensation of our median employee was $121,270; and

•	the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 82 to 1.

To identify the median of the annual total compensation of all of our 1,801 active employees as of December 31, 2025, including any full-time, part-time, temporary or seasonal employees but excluding our Chief Executive Officer, we used total wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for 2025. The Company used the same methodology for identifying the median employee in 2025 as it used in 2024. This methodology annualizes the compensation for any full-time or part-time permanent employees who were employed by us on December 31, 2025 but did not work for us for the entire year. This methodology does not make any full-time equivalent adjustments for part-time employees. We consistently applied this compensation measure and methodology to all of our employees included in the calculation.

After identifying our median employee, we determined the median employee’s annual total compensation in the same manner that we determine the total compensation of our Named Executive Officers for purposes of the Summary Compensation Table. With respect to the annual total compensation of our Chief Executive Officer, we used the amount for 2025 reported in the “Total” column of the Summary Compensation Table.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

PAY VERSUS PERFORMANCE

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions) ($) (6)	Adjusted Pre-Tax Income (in millions) ($) (7)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (5)
2025	9,914,773	4,613,229	3,048,370	1,744,281	288.89	204.19	402.9	563.0
2024	10,943,634	8,214,215	3,305,036	2,418,383	300.18	209.89	563.7	743.0
2023	9,208,595	43,391,100	3,292,874	14,239,549	311.00	211.33	465.4	617.9
2022	8,207,473	4,791,541	2,981,956	1,998,482	104.27	121.41	490.7	643.4
2021	7,427,795	13,186,658	1,942,429	3,329,440	140.39	150.35	396.9	516.3

(1)
Robert H. Schottenstein was our Chief Executive Officer for each year shown. The amounts shown reflect the amounts of total compensation reported for Mr. Schottenstein for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The amounts shown reflect the amounts of “compensation actually paid” to Mr. Schottenstein as computed in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Schottenstein during the applicable year. In accordance with Item 402(v) of Regulation
S-K,
the following adjustments were made to the total compensation reported for Mr. Schottenstein for the “Total” column of the Summary Compensation Table for 2025:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($) (a)	Equity Award Adjustments ($) (b)	Compensation Actually Paid to PEO ($)
2025	9,914,773	(4,945,343)	(356,201)	4,613,229

(a)	The amount shown reflects the amounts reported for Mr. Schottenstein in the “Stock Awards” column of the Summary Compensation Table for 2025.

(b)
The amount shown reflects the addition or subtraction, as applicable, of the following: (i) the fair value as of the end of 2025 of the equity awards that we granted to Mr. Schottenstein during 2025 that were unvested and outstanding as of the end of 2025; (ii) the change (positive or negative) in the fair value as of the end of 2025 from the end of 2024 of any equity awards that we granted to Mr. Schottenstein in prior years that were unvested and outstanding as of the end of 2025; and (iii) the change (positive or negative) in the fair value as of the vesting date from the end of 2024 of any equity awards that we granted to Mr. Schottenstein in prior years that vested during 2025. The amounts added or subtracted in calculating the equity award adjustments for 2025 are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Unvested and Outstanding Equity Awards ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2025	3,699,602	(2,135,634)	(1,920,169)	(356,201)

(3)
During 2025, 2024, 2023 and 2022, our other Named Executive Officers consisted of Phillip G. Creek and Susan E. Krohne. During 2021, our other Named Executive Officers consisted of Mr. Creek, Ms. Krohne and J. Thomas Mason. The amounts shown reflect the average of the amounts of total compensation reported for our other Named Executive Officers for each corresponding year in the “Total” column of the Summary Compensation Table.

(4)
The amounts shown reflect the average amount of “compensation actually paid” to our other Named Executive Officers as computed in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the average of the actual amount of compensation earned by or paid to the other Named Executive Officers during the applicable year. In accordance with Item 402(v) of Regulation
S-K,
the following adjustments were made to the average total compensation reported for our other Named Executive Officers for the “Total” column of the Summary Compensation Table for 2025:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards for Non- PEO NEOs ($) (a)	Average Equity Award Adjustments for Non- PEO NEOs ($) (b)	Average Compensation Actually Paid to Non-PEO NEOs ($) (d)
2025	3,048,370	(1,266,809)	(37,280)	1,744,281

(a)	The amount shown reflects the average of the amounts reported for our other Named Executive Officers in the “Stock Awards” column of the Summary Compensation Table for 2025.

(b)
The amount shown reflects the addition or subtraction, as applicable, of the following: (i) the average fair value as of the end of 2025 of the equity awards that we granted to our other Named Executive Officers during 2025 that were unvested and outstanding as of the end of 2025; (ii) the average change (positive or negative) in the fair value as of the end of 2025 from the end of 2024 of any equity awards that we granted to our other Named Executive Officers in prior years that were unvested and outstanding as of the end of 2025; and (iii) the average change (positive or negative) in the fair value as of the vesting date from the end of 2024 of any equity awards that we granted to our other Named Executive Officers in prior years that vested during 2025. The amounts added or subtracted in calculating the equity award adjustments for 2025 are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Average Year over Year Change in Fair Value of Unvested and Outstanding Equity Awards ($)	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2025	1,116,325	(563,223)	(590,382)	(37,280)

(5)
The peer group used for this purpose is the Standard & Poor’s 500 Homebuilding Index, which is the same index that we use in our 2025 Form
10-K.
The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Standard & Poor’s 500 Homebuilding Index, respectively.

(6)	The amounts shown reflect the net income reported in the Company’s audited financial statements for the corresponding year.

(7)
Adjusted
Pre-Tax
Income, which is a
non-GAAP
measure, means the Company’s
pre-tax
income from operations, excluding extraordinary items, such as asset impairments and certain other non-cash
write-offs. For 2021, Adjusted
Pre-Tax
Income was equal to (a) the sum of (i) income before income taxes and (ii) loss on early extinguishment of debt less (b) a one-time
gain included in “Other income”; for 2022, Adjusted
Pre-Tax
Income was equal to the sum of (a) income before income taxes and (b) asset impairment charges; for 2023, Adjusted
Pre-Tax
Income was equal to the sum of (a) income before income taxes and (b) asset impairment charges; for 2024, Adjusted
Pre-Tax
Income was equal to the sum of (a) income before income taxes and (b) asset impairment charges; and for 2025, Adjusted
Pre-Tax
Income was equal to the sum of (a) income before income taxes and (b) asset impairment charges, in each case as reflected in our audited consolidated financial statements included in our 2025 Form
10-K.
Adjusted
Pre-Tax
Income represents the most important performance measure used by the Company to link the compensation actually paid to the Company’s Named Executive Officers to Company performance for 2025. We may determine a different financial performance measure to be the most important financial performance measure in future years.

Financial Performance Measures
We structure our executive compensation program to award compensation that depends on, and rewards executives on the basis of, individual and Company short- and long-term performance and thereby fosters a pay-for-performance
culture. The Compensation Committee selects the metrics used for both our short-term and long-term incentive awards because it believes they effectively drive financial and operational performance and incentivize our executives to pursue actions that create sustainable shareholder value. The financial performance measures used by the Company for 2025 to link the compensation actually paid to the Company’s Named Executive Officers to Company performance are:

• Adjusted Pre-Tax Income	• Relative Total Shareholder Return

Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between the information presented in the “Pay Versus Performance” table above.
Relationship of Compensation Actually Paid and Cumulative Total Shareholder Return
The following chart sets forth the relationship between Compensation Actually Paid to our Chief Executive Officer, the average Compensation Actually Paid to our other Named Executive Officers, and the Company’s and Peer Group’s cumulative total shareholder return over the five most recently completed fiscal years.

Relationship of Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our Chief Executive Officer, the average Compensation Actually Paid to our other Named Executive Officers, and our net income during the five most recently completed fiscal years.

Relationship of Compensation Actually Paid and Adjusted
Pre-Tax
Income
The following chart sets forth the relationship between Compensation Actually Paid to our Chief Executive
Officer
, the average Compensation Actually Paid to our other Named Executive Officers, and our Adjusted
Pre-Tax
Income during the five most recently completed fiscal years.

COMPENSATION OF DIRECTORS

The Board annually reviews and determines the compensation for our non-employee directors taking into account the recommendations of the Compensation Committee. In connection with this review and determination, the Board and the Compensation Committee consider the compensation paid to the non-employee directors of companies in our Peer Group, the current facts and circumstances relating to our business, our past practices and input from its compensation consultant. The Board believes that our non-employee director compensation should (1) be generally competitive with companies in our Peer Group to ensure that we attract and retain qualified non-employee directors and (2) include a combination of cash and equity-based compensation to align the interests of our non-employee directors and our shareholders. The Board does not have a pre-established policy or target for the allocation between cash and equity-based compensation and, instead, determines the mix of compensation based on what it believes is most appropriate under the circumstances.

Based on its annual review in February 2025, the Board increased the annual retainer for the Chairman of the Compensation Committee to $105,000. In making its recommendation, the Compensation Committee reviewed and considered competitive data provided by WTW regarding the non-employee director compensation for companies in our Peer Group. The Board also determined that, except for this increase, the non-employee directors would receive in 2025 (1) the same cash compensation as in 2024 and (2) that number of restricted stock units equal to the quotient obtained by dividing $200,000 (the same value that was granted in 2024) by the closing price of our Common Shares on the NYSE on the date of grant. The Board determined the value of the 2025 equity-based compensation based on Peer Group data, our past practices and input from WTW. The Compensation Committee also adopted a new form of award agreement in 2025 applicable to restricted stock unit awards to directors that requires the settlement of restricted stock units in Common Shares no later than the fifteenth day of the third month of the vesting date instead of upon the director’s separation of service from the Company. To provide directors with flexibility in the timing of their receipt of compensation, the Compensation Committee adopted a Director Equity Compensation Deferral Plan that permits directors to defer the settlement of restricted stock awards.

For 2025, each non-employee director (other than the Lead Independent Director and Chairman of the Compensation Committee, the Chairman of the Audit Committee and the Chairman of the Nominating and Governance Committee) received an annual retainer of $75,000 as payment for his or her service on the Board and any of its committees. The Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Nominating and Governance Committee received an annual retainer of $110,000, $105,000 and $95,000, respectively, and the Lead Independent Director received an additional $40,000 (prorated based on the period served as Committee Chairman or Lead Independent Director). All retainers are paid in equal quarterly installments after each quarterly Board meeting. Non-employee directors may defer the payment of their retainer fees pursuant to the Director Deferred Compensation Plan and the settlement of restricted stock unit awards pursuant to the Director Equity Compensation Deferral Plan. See footnote (1) to the Director Compensation Table below for a description of these plans.

For 2025, each non-employee director also received a grant of restricted stock units under the 2018 LTIP with the underlying Common Shares having an aggregate market value on the date of grant of approximately $200,000 (1,822 restricted stock units). Pursuant to the 2018 LTIP and the applicable form of award agreement, the restricted stock units will vest on the first anniversary of the date of grant (subject to the non-employee director’s continued service on the Board on the vesting date (except in the case of death or disability in which case the restricted stock units will vest on the date of death or disability, as the case may be)) and will be settled in Common Shares no later than the fifteenth day of the third month of the vesting date. Any dividends paid with respect to our Common Shares after the grant date of the restricted stock units will accrue and be added to the restricted stock units and will be paid in Common Shares upon separation of service, except that the payment of any such dividends will be subject to the same terms, conditions and restrictions as the underlying restricted stock units and in no event will any such dividends be paid unless and until the underlying restricted stock units have vested.

The Compensation Committee approves all equity-based compensation granted to the non-employee directors. The Compensation Committee generally grants the non-employee director equity-based compensation at its meeting held immediately following the Company’s annual meeting of shareholders, and we do not have any program, plan or practice to time the grant of equity-based awards with the release of material non-public information.

In February 2026, the Board increased the annual retainer for non-employee directors to $90,000. In making its recommendation, the Compensation Committee reviewed and considered competitive data provided by WTW regarding the non-employee director compensation for companies in our Peer Group.

Director Compensation Table for 2025

The following table summarizes the total compensation for the fiscal year ended December 31, 2025 for each of the Company’s non-employee directors. Robert H. Schottenstein and Phillip G. Creek received no additional compensation for their services as directors and their compensation as employees of the Company is shown in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Friedrich K.M. Böhm (3)	26,250	—	26,250
Yvette McGee Brown (4)	56,250	199,928	256,178
Michael P. Glimcher	110,000	199,928	309,928
Elizabeth K. Ingram	92,500	199,928	292,428
Nancy J. Kramer	75,000	199,928	274,928
Bruce A. Soll	115,000	199,928	314,928
Norman L. Traeger	95,000	199,928	294,928
Kumi D. Walker	75,000	199,928	274,928

(1)

The amounts shown reflect the annual retainers earned by our non-employee directors for 2025. Pursuant to the Director Deferred Compensation Plan, each of our non-employee directors may elect to defer the payment of all or any portion of the retainer fees received for serving as a director to a later date. The deferred fees are credited to the non-employee director’s deferred compensation account on the date of payment, where the fees are converted into that number of whole phantom stock units determined by dividing the amount of the deferred fees by the closing price of our Common Shares on the NYSE on such date. Each non-employee director’s deferred compensation account is credited in an amount equal to any cash dividends paid on our Common Shares based on the phantom stock units held by the non-employee director at the time the cash dividends are declared. The amount so credited for dividends is also converted into phantom stock units. The phantom stock units held by a non-employee director are distributed in the form of whole Common Shares within 60 days of the earlier of the date specified by the non-employee director in his or her deferral notice or the date the non-employee director no longer serves as a director. The Board believes that, by encouraging ownership of our Common Shares, the Director Deferred Compensation Plan aligns the interests of our non-employee directors and our shareholders. In 2025, Mr. Soll deferred payment of his annual retainer. For more information concerning the Director Deferred Compensation Plan, including the number of Common Shares held by our non-employee directors pursuant to the Director Deferred Compensation Plan, see “Principal Shareholders.”

(2)

The amounts shown reflect the aggregate grant date fair value of the restricted stock unit awards granted to our non-employee directors under the 2018 LTIP during 2025 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025, included in the Company’s 2025 Form 10-K. The 1,822 restricted stock units granted to each of the non-employee directors on May 14, 2025 had a grant date fair value per unit of $109.73 (based on the closing price of our Common Shares on the NYSE on the date of grant). For the 2006 through 2008 fiscal years, we granted annual director stock unit awards to the non-employee directors under the 2006 Director Plan. In connection with our shareholders’ approval of the adoption of the 2009 LTIP, we terminated the 2006 Director Plan (although outstanding awards under the 2006 Director Plan remain in effect in accordance with their respective terms). For the 2009 through 2017 fiscal years, we granted annual director stock unit awards to the non-employee directors under the 2009 LTIP. In connection with our shareholders’ approval of the adoption of the 2018 LTIP, we terminated the 2009 LTIP (although outstanding awards under the 2009 LTIP remain in effect in accordance with their respective terms). For the 2018 through 2020 fiscal years, we granted annual director stock unit awards to the non-employee directors under the 2018 LTIP. The outstanding director stock units under the 2018 LTIP, the 2009 LTIP and the 2006 Director Plan contain substantially the same terms and the director stock units held by each non-employee director will be settled in Common Shares upon such director’s separation of service from the Company. As of December 31, 2025, Yvette McGee Brown, Michael P. Glimcher, Elizabeth K. Ingram, Nancy J. Kramer, Bruce A. Soll, Norman L. Traeger and Kumi D. Walker held 0, 23,500, 8,000, 17,000, 0, 31,527 and 0 director stock units, respectively, pursuant to the 2018 LTIP, the 2009 LTIP and/or the 2006 Director Plan.

(3)	Mr. Böhm retired as a director effective as of May 14, 2025.

(4)	Ms. McGee Brown was elected to the Board on May 14, 2025.

AUDIT COMMITTEE MATTERS

Audit Committee Report

Purpose. The primary purpose of the Audit Committee is to assist the Board in its oversight of: (1) the integrity of the Company’s consolidated financial statements and internal control over financial reporting; (2) the Company’s compliance with legal and regulatory requirements; (3) the Company’s independent registered public accounting firm’s qualifications, independence and performance; and (4) the performance of the Company’s internal audit function. The specific duties of the Audit Committee are set forth in its charter.

Responsibility. Management is responsible for the Company’s internal controls, preparing the Company’s consolidated financial statements and a report on management’s assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon, as well as for auditing the effectiveness of internal control over financial reporting. The independent registered public accounting firm’s audits are performed in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Company’s independent registered public accounting firm. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and representations made by management and the independent registered public accounting firm.

Meetings. During the fiscal year, the Audit Committee met eight times with the Company’s senior financial management, including the internal auditors, and Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm and discussed the Company’s interim and fiscal year financial information prior to public release.

Auditor Independence. In fulfilling its oversight responsibility as to the audit process, the Audit Committee: (1) obtained from D&T a formal written statement describing all relationships between D&T and the Company that might bear on D&T’s independence consistent with PCAOB Rules 3520 and 3526; (2) discussed with D&T any relationships that may impact D&T’s objectivity and independence; and (3) satisfied itself as to D&T’s independence.

Auditor Required Communications. The Audit Committee reviewed and discussed with management, the internal auditors and D&T the quality and adequacy of the Company’s internal control over financial reporting. In addition, the Audit Committee reviewed and discussed with D&T all communications required by generally accepted auditing standards, including those matters described in Auditing Standard 1301, Communication with Audit Committees, and Generally Accepted Auditing Standards, as adopted by the PCAOB in Rule 3100. The Audit Committee discussed and reviewed the results of D&T’s audit of the consolidated financial statements with and without management present. The Audit Committee also reviewed and discussed the results of the Company’s internal audits conducted throughout the year.

Annual Financial Statements and Internal Controls. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2025 with management and D&T. Management has represented to the Audit Committee that the audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, consistently applied. The Audit Committee also reviewed, and discussed with management and D&T, management’s report and D&T’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Conclusion. Based on the Audit Committee’s reviews and discussions with management and D&T noted above, the Audit Committee recommended to the Board (and the Board approved) that the Company’s audited consolidated financial statements be included in the Company’s 2025 Form 10-K that was filed with the SEC on February 13, 2026.

Audit Committee:

Elizabeth K. Ingram (Chairperson)

Michael P. Glimcher

Norman L. Traeger

Nancy J. Kramer

Kumi D. Walker

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company by its independent registered public accounting firm for the fiscal years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
Audit Fees	$1,130,000	$1,087,500
Audit-Related Fees	236,000	230,000
Tax Fees	325,000	409,200
All Other Fees	2,000	2,000
Total	$1,693,000	$1,728,700

Audit Fees for the fiscal years ended December 31, 2025 and 2024 consisted of fees for professional services rendered for the audits of the annual consolidated financial statements of the Company, the annual audit of the Company’s assessment of internal control over financial reporting and quarterly reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees for the fiscal years ended December 31, 2025 and 2024 consisted of fees for annual audits of M/I Financial as well as assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and review of the Company’s conclusions with respect to various accounting matters.

Tax Fees for the fiscal years ended December 31, 2025 and 2024 consisted of fees for the review of the Company’s federal and state tax returns. In addition, the fees for 2025 and 2024 included fees related to strategic tax review and implementation and state assessment restructuring.

All Other Fees for the fiscal years ended December 31, 2025 and 2024 consisted of fees related to online subscription cost for technical support.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted the following policy with respect to engagement of the Company’s independent registered public accounting firm to perform services for the Company:

Annually, the independent registered public accounting firm will provide the Audit Committee with an engagement letter outlining the scope of the audit and permissible non-audit services proposed to be performed during the fiscal year, together with a schedule of fees for such services, for approval.

In addition to reviewing and approving the engagement letter, the Audit Committee will annually pre-approve a list of audit services (not covered by the audit engagement letter) and permissible audit-related services, tax services and other services as well as a range of fees for those services. Any services rendered by the independent registered public accounting firm during that fiscal year will be considered pre-approved by the Audit Committee provided that the services rendered fall within the list of pre-approved services and the fees do not exceed the pre-approved fees. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its Chairman the authority to amend or modify the list of pre-approved permissible audit and non-audit services and fees. The Chairman will report any action taken to the Audit Committee at its next meeting. The Audit Committee is regularly kept informed by management of the services provided by the independent registered public accounting firm.

During 2025 and 2024, all services provided by D&T were pre-approved in accordance with the terms of the Audit Committee’s pre-approval policy.

SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Any proposals from shareholders which are intended to be presented at the 2027 Annual Meeting of Shareholders must be received by the Company no later than December 11, 2026 to be eligible for inclusion in next year’s proxy statement and form of proxy. Such proposals may be included in next year’s proxy statement and form of proxy if they comply with certain SEC Rules. In addition, if a shareholder intends to present a proposal at the 2027 Annual Meeting of Shareholders without the inclusion of that proposal in the proxy statement relating to the 2027 Annual Meeting of Shareholders and written notice of the proposal is not received by the Company on or before February 24, 2027, or if the Company meets other requirements of applicable SEC Rules, proxies solicited by the Board for the 2027 Annual Meeting of Shareholders will confer discretionary authority to vote on the proposal at the meeting. In each case, written notice must be given to M/I Homes, Inc., 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, c/o Chief Legal Officer and Secretary.

Pursuant to the advance notice provision in our Regulations relating to the nomination of one or more persons for election as a director at an annual meeting of shareholders, shareholders who wish to nominate one or more persons for election as a director at the 2027 Annual Meeting of Shareholders may do so only if they comply with the nomination procedures set forth in our Regulations. The advance notice provision requires that a shareholder give written notice of such shareholder’s intent to make such nomination(s) by personal delivery or by United States mail, postage pre-paid, to the Secretary of the Company not later than March 14, 2027 nor earlier than February 12, 2027. See “Information Regarding the Board, its Committees and Corporate Governance—Qualifications and Nomination of Directors” for information regarding our director nomination process.

In addition, the deadline for providing notice to the Company under Rule 14a-19 of the Exchange Act of a shareholder’s intent to solicit proxies in support of nominees must be submitted in accordance with, and within the time period prescribed in, the advance notice provision in our Regulations.

EXPENSES OF SOLICITATION

The entire expense of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and any other related materials, as well as other costs incurred in connection with the solicitation of proxies on behalf of the Board, will be paid by the Company, except for any Internet access fees and telephone service fees incurred by shareholders who elect to vote electronically via the Internet or telephonically. Proxies may be solicited personally or by telephone, facsimile, telegraph, mail, electronic mail or other electronic or online methods. Officers or employees of the Company may assist with solicitations and will receive no additional compensation for their services. The Company may engage Georgeson Inc. as proxy solicitor to assist it in soliciting proxies for the Annual Meeting, at an approximate cost of between $15,000 and $30,000. The Company will reimburse brokers, banks and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our Common Shares.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter requiring a vote of the shareholders is properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

You are urged to complete, sign, date and return the enclosed proxy card in the envelope provided or, alternatively, vote your proxy electronically via the Internet or telephonically. No postage is required if the envelope provided is mailed from within the United States. If you subsequently decide to virtually attend the Annual Meeting and wish to vote your Common Shares during the Annual Meeting, you may do so as described in “General—Attendance and Participation at the Virtual Annual Meeting.” Your cooperation in giving this matter your prompt attention is appreciated.

By Order of the Board of Directors,

Susan E. Krohne,
Secretary

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2026 Annual Meeting Proxy Card

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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A	Proposals – The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:
	For	Withhold		For	Withhold		For	Withhold
01 - Phillip G. Creek	☐	☐	02 - Eugene D. Smith	☐	☐	03 - Bruce A. Soll	☐	☐

	For	Against	Abstain
2. A non-binding, advisory resolution to approve the compensation of the named executive officers of M/I Homes, Inc.	☐	☐	☐

	For	Against	Abstain
3. To ratify the appointment of Deloitte & Touche LLP as M/I Homes, Inc.’s independent registered public accounting firm for the 2026 fiscal year.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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1 U P X 6 8 5 5 6 6
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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 13, 2026.

The Notice of Annual Meeting of Shareholders, Proxy Statement, form of proxy and 2025 Annual Report to Shareholders are available at: www.edocumentview.com/MHO

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — M/I Homes, Inc.

This Proxy is solicited on behalf of the Board of Directors of M/I Homes, Inc. for the Annual Meeting of Shareholders to be held on May 13, 2026.

The undersigned hereby appoints Robert H. Schottenstein and Susan E. Krohne, and each of the them, as proxies for the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders to be held solely by remote communication in virtual-only format at www.meetnow.global/MNUWY4Y, on Wednesday, May 13, 2026, at 9:00 a.m., Eastern Time, or any adjournment thereof, with all powers the undersigned would possess if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directive is made and if permitted by applicable law, the Common Shares represented by this Proxy will be Voted FOR the election of the director nominees identified in Proposal No. 1, FOR the approval of the compensation of the named executive officers of M/I Homes, Inc. (Proposal No. 2) and FOR the ratification of Deloitte & Touche LLP as M/I Homes, Inc.’s independent registered public accounting firm for 2026 (Proposal No. 3). If any other matters are properly brought before the Annual Meeting or any adjournment thereof, or if a nominee for election as director named in Proposal No. 1 is unable to serve or for good cause will not serve, the Common Shares represented by this Proxy will be voted in the discretion of the proxies on such matters or for such substitute nominees as the Board of Directors may recommend.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated April 10, 2026, the Proxy Statement furnished therewith, and the M/I Homes, Inc. 2025 Annual Report to Shareholders, which includes M/I Homes, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Any proxy previously given to vote the Common Shares which the undersigned is entitled to vote at the 2026 Annual Meeting of Shareholders is hereby revoked.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on May 13, 2026.
Online Go to www.envisionreports.com/MHO or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-V0TE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MHO

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals – The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:
	For	Withhold
01 - Phillip G. Creek	☐	☐	02 - Eugene D. Smith

			For	Against	Abstain
2. A non-binding, advisory resolution to approve the compensation of the named executive officers of M/I Homes, Inc.			☐	☐	☐

For	Withhold		For	Withhold
☐	☐	03 - Bruce A. Soll	☐	☐

			For	Against	Abstain
3. To ratify the appointment of Deloitte & Touche LLP as M/I Homes, Inc.’s independent registered public accounting firm for the 2026 fiscal year.			☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

The 2026 Annual Meeting of Shareholders of M/I Homes, Inc. will be held on

Wednesday, May 13, 2026, at 9:00 a.m., Local Time, solely by remote communication in a virtual-only format.

The virtual meeting will be accessible at www.meetnow.global/MNUWY4Y.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

   Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 13, 2026.

The Notice of Annual Meeting of Shareholders, Proxy Statement, form of proxy and 2025 Annual Report to Shareholders are available at: www.edocumentview.com/MHO

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MHO

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy – M/I Homes, Inc.	+

This Proxy is solicited on behalf of the Board of Directors of M/I Homes, Inc. for the Annual Meeting of Shareholders to be held on May 13, 2026.

The undersigned hereby appoints Robert H. Schottenstein and Susan E. Krohne, and each of the them, as proxies for the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders to be held solely by remote communication in virtual-only format at www.meetnow.global/MNUWY4Y, on Wednesday, May 13, 2026, at 9:00 a.m., Eastern Time, or any adjournment thereof, with all powers the undersigned would possess if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directive is made and if permitted by applicable law, the Common Shares represented by this Proxy will be Voted FOR the election of the director nominees identified in Proposal No. 1, FOR the approval of the compensation of the named executive officers of M/I Homes, Inc. (Proposal No. 2) and FOR the ratification of Deloitte & Touche LLP as M/I Homes, Inc.’s independent registered public accounting firm for 2026 (Proposal No. 3). If any other matters are properly brought before the Annual Meeting or any adjournment thereof, or if a nominee for election as director named in Proposal No. 1 is unable to serve or for good cause will not serve, the Common Shares represented by this Proxy will be voted in the discretion of the proxies on such matters or for such substitute nominees as the Board of Directors may recommend.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated April 10, 2026, the Proxy Statement furnished therewith, and the M/I Homes, Inc. 2025 Annual Report to Shareholders, which includes M/I Homes, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Any proxy previously given to vote the Common Shares which the undersigned is entitled to vote at the 2026 Annual Meeting of Shareholders is hereby revoked.

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

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